UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.)

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☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

SALISBURY BANCORP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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5 BISSELL STREET

P.O. BOX 1868

LAKEVILLE, CONNECTICUT 06039-1868

(860) 435-9801

NOTICE OF 2017 ANNUAL MEETING OF SHAREHOLDERS

Time and Date:	4:00 p.m., Eastern Daylight Time (“EDT”), Wednesday, May 17, 2017

Location:	The Hotchkiss School (Griswold Science Building located off Route 41), 11 Interlaken Road, Lakeville, Connecticut 06039

Record Date:	Shareholders at the close of business on March 30, 2017 are entitled to notice of, and to vote at, this Annual Meeting or any adjournment(s) thereof.

Matters to be voted upon:	1. Election of four (4) directors, each to serve for a three (3) year term who, with the nine (9) directors whose terms do not expire at this meeting, shall constitute the full Board of Directors of Salisbury.

2. Ratification of the appointment of Baker Newman & Noyes, P.A., LLC as independent auditors for Salisbury for the fiscal year ending December 31, 2017.

3. Approval, by non-binding advisory vote, the compensation of Named Executive Officers.

4. Approval of the 2017 Long Term Incentive Plan.

5. Any other business properly brought before the meeting and any adjournment(s) thereof.

Your vote is very important to us and we request that you vote your shares, regardless of the number of shares you own. You can vote your shares by internet, toll-free telephone call, or by completing, signing and returning the enclosed proxy card for which a postage-prepaid return envelope is provided.

Directions to The Hotchkiss School (Griswold Science Building) may be obtained by writing to Shelly L. Humeston, Secretary, Salisbury Bank and Trust Company, 5 Bissell Street, P.O. Box 1868, Lakeville, Connecticut 06039-1868 or by calling 1-860-435-9801 or toll-free at 1-800-222-9801.

BY ORDER OF THE BOARD OF DIRECTORS OF

SALISBURY BANCORP, INC.

_____________________________

Shelly L. Humeston

Secretary

April 10, 2017

Lakeville, Connecticut

Whether or not you plan to attend the Annual Meeting, we encourage you to vote as promptly as possible by internet, by telephone, or by completing, signing and returning the enclosed proxy card. Any proxy given by a shareholder may be revoked at any time before it is exercised. If you attend the meeting and wish to change your vote, you can do so by voting in person at the meeting. A shareholder may also revoke a proxy at any time before it is voted at the Annual Meeting by giving notice, in writing, to Shelly L. Humeston, Secretary, 5 Bissell Street, P.O. Box 1868, Lakeville, Connecticut 06039-1868. The presence of a shareholder at the Annual Meeting will not automatically revoke that shareholder’s proxy.

5 BISSELL STREET

P.O. BOX 1868

LAKEVILLE, CONNECTICUT 06039-1868

(860) 435-9801

PROXY STATEMENT FOR 2017 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 17, 2017

INTRODUCTION

The enclosed proxy card (the “Proxy”) is solicited by the Board of Directors (the “Board of Directors”) of Salisbury Bancorp, Inc. (“Salisbury”), for use at the 2017 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Wednesday, May 17, 2017, at 4:00 p.m. EDT, at The Hotchkiss School, (Griswold Science Building located off Route 41), 11 Interlaken Road, Lakeville, Connecticut 06039, and at any and all adjournment(s) thereof. Any Proxy given may be revoked at any time before it is actually voted on any matter in accordance with the procedures set forth on the Notice of Annual Meeting. This Proxy Statement and the enclosed form of Proxy are being mailed to shareholders (the “Shareholders”) beginning on or about April 10, 2017. The cost of preparing, assembling and mailing this Proxy Statement and the material enclosed herewith is being borne by Salisbury. In addition, proxies may be solicited by directors, officers and employees of Salisbury and Salisbury Bank and Trust Company (the “Bank”) personally by telephone or other means. Salisbury will reimburse banks, brokers, and other custodians, nominees, and fiduciaries for their reasonable and actual costs in sending the proxy materials to the beneficial owners of Salisbury’s common stock (the “Common Stock”).

If your shares are in a brokerage or fiduciary account, your broker or bank will send you a voting instruction form instead of a Proxy. Please follow the instructions on such form to instruct your broker, bank or other holder of record how to vote your shares. If you wish to attend the meeting and vote your shares in person, you must follow the instructions on the voting instruction form to obtain a legal proxy from your broker, bank or other holder of record. Alternatively, you may vote by telephone or over the internet as instructed by your broker or bank, if applicable.

VOTING, QUORUM AND VOTES REQUIRED

The Board of Directors has fixed the close of business on March 20, 2017 as the record date (the “Record Date”) for the determination of Shareholders entitled to notice of and to vote at the Annual Meeting. As of the Record Date, 2,770,236 shares of Salisbury’s Common Stock (par value $.10 per share) were outstanding and entitled to vote and held by approximately 3,149 Shareholders of Record. Each share of Common Stock is entitled to one vote on all matters to be presented at the Annual Meeting. Votes withheld, abstentions and broker non-votes are not treated as having voted on any proposal and are counted only for purposes of determining whether a quorum is present at the Annual Meeting.

If the enclosed form of Proxy is properly executed and received by Salisbury in time to be voted at the Annual Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. Executed but unmarked proxies will be voted “FOR” all the Nominees in Proposal 1, “FOR” Proposals 2, 3, and 4 in accordance with the determination of a majority of the Board of Directors as to other matters discussed in this Proxy Statement. As of the date of this Proxy Statement, the Board of Directors and Management do not know of any matters other than those described in the Notice of Annual Meeting that are to come before the Annual Meeting.

If you participate in the Salisbury Bank and Trust Company Employee Stock Ownership Plan (the “ESOP”), you will receive a vote authorization form for the ESOP that reflects all shares of Salisbury allocated to your account that you may direct the trustee of the ESOP to vote on your behalf. Under the terms of the ESOP, the ESOP trustee votes all shares held by the ESOP, but each ESOP participant may direct the trustee how to vote the shares of Salisbury Common Stock allocated to his or her account. The ESOP trustee, subject to the exercise of its fiduciary responsibilities, will vote all allocated shares for which it has received voting instructions in accordance with such instructions and will vote all shares for which a participant has marked the vote authorization form to “ABSTAIN” and all allocated shares for which no voting instructions are received in the same proportion as shares for which it has received timely voting instructions. The deadline for returning your ESOP vote is 11:59 p.m. EDT Wednesday, May 10, 2017.

VOTING

By Internet

Go to www.proxyvote.com 24 hours a day, 7 days a week, and follow the instructions. You will need the 16-digit control number that is included in the Notice of Internet Availability of Proxy Materials, proxy card or voting instructions form that is sent to you. The internet voting system allows you to confirm that the system has properly recorded your votes. This method of voting will be available up until 11:59 p.m. EDT, on May 16, 2017.

By Telephone

On a touch-tone telephone, call toll-free 1-800-690-6903, 24 hours a day, 7 days a week, and follow the instructions. You will need the 16-digit control number that is included in the Notice of Internet Availability of Proxy Materials, proxy card or voting instructions form that is sent to you. As with internet voting, you will be able to confirm that the system has properly recorded your votes. This method of voting will be available up until 11:59 p.m. EDT, on May 16, 2017.

By Mail

You can vote by completing, dating and signing your proxy card exactly as your name appears on the card and returning it by mail in the postage-paid envelope that will be provided to you. If you hold your shares in street name and you elect to receive your proxy materials by mail, you can vote by completing and mailing the voting instruction form that will be provided by your bank, broker or other holder of record. You should mail the proxy card or voting instruction form in plenty of time to allow delivery prior to the meeting. Do not mail the proxy card or voting instruction form if you are voting over the internet or by telephone.

At the Annual Meeting

Whether you are a Shareholder of record or a street name holder, you may vote your shares at the Annual Meeting if you attend in person. If you own shares held in street name and you intend to vote at the Annual Meeting, you will need to bring to the Annual Meeting a legal proxy from your bank, broker, or other holder of record that authorizes you to vote the shares that the record holder holds for you in its name.

Even if you plan to attend the Annual Meeting, we encourage you to vote over the internet or by telephone prior to the meeting. It is fast and convenient, and your vote is recorded and confirmed immediately.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 17, 2017

This Notice, the Proxy Statement, Salisbury’s 2016 Annual Report, and the Proxy Card or voting instruction form are available, free of charge, at salisburybank.com.

The information found on, or otherwise accessible through, Salisbury’s website is not incorporated by reference hereto, and is not otherwise a part of, this Proxy Statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Management

The following table sets forth certain information as of March 20, 2017 regarding the number of shares of Common Stock beneficially owned by each Director, Nominee for Director, and Named Executive Officers of Salisbury, and by all Directors, Nominees for Director, and Named Executive Officers of Salisbury as a group.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent of Class (2)
Louis E. Allyn, II	3,712		*
Charles M. Andola	26,497		*
George E. Banta	93,965	(3)	3.39
Arthur J. Bassin	14,991	(4)	*
Louise F. Brown(5)	4,378		*
Richard J. Cantele, Jr.	17,289	(6)	*
John M. Davies	7,209	(7)	*
David B. Farrell	4,086		*
Michael D. Gordon	35,756	(8)	1.29
Polly Diane Hoe	45,440	(9)	1.64
Nancy F. Humphreys	6,392	(10)	*
Holly J. Nelson	4,047	(11)	*
John F. Perotti	14,405	(12)	*
Rudolph P. Russo	168,485	(13)	6.08
Michael A. Varet	67,936	(14)	2.45
Donald E. White	3,432	(15)	*
All Directors, Nominees for Director, and Named Executive Officers of Salisbury as a group of twenty-one (21) persons	530,357		19.14

* Percent ownership is less than 1%.

(1)	The shareholdings include, in certain cases, shares owned by or in trust for a director’s spouse and/or children or grandchildren, and in which all beneficial interest has been disclaimed by the director. The shareholdings also include shares that the director has the right to acquire within sixty (60) days of March 20, 2017 by the exercise of any right or option. The definition of beneficial owner includes any person who, directly or indirectly, through any contract, agreement or understanding, relationship or otherwise, has or shares voting power or investment power with respect to such security.
(2)	Percentages are based upon the 2,770,236 shares of Salisbury’s Common Stock outstanding and entitled to vote on March 20, 2017.
(3)	Includes 39,150 shares held in Banta Food Co., Inc. Profit Sharing Plan of which Mr. Banta is the CEO, for which shares Mr. Banta disclaims beneficial ownership. Includes 28,872 shares owned by George E. Banta’s spouse.
(4)	Includes 13,791 shares owned jointly by Arthur J. Bassin and his spouse.
(5)	Mrs. Brown’s term as a director will expire at the Annual Meeting, at which time she will retire from the Board.
(6)	Includes 7,076 shares owned jointly by Richard J. Cantele, Jr. and his spouse, 6 shares owned by Richard J. Cantele, Jr. as custodian for his daughter, 5,000 shares of restricted stock granted 1/29/16 to Richard J. Cantele, Jr. in accordance with the 2011 Long Term Incentive Plan of Salisbury Bancorp, Inc., which shares shall fully vest on the third anniversary of the grant date, 1,000 shares of stock granted on 12/4/14 which vested on the grant date, 1,000 shares of stock granted on 3/27/15 which vested on the grant date, and 814 shares allocated to Mr. Cantele pursuant to Salisbury’s Employee Stock Ownership Plan.
(7)	Mr. Davies is a named executive officer of Salisbury. Includes 3,000 shares of restricted stock granted 12/5/14 to Mr. Davies in accordance with the 2011 Long Term Incentive Plan of Salisbury Bancorp, Inc., which shares vest as follows: 25% vested on the grant date, and 25% each year thereafter. Includes 500 shares of restricted stock granted 1/29/16, which shares shall fully vest on the third anniversary of the grant date. Also includes 340 shares allocated to Mr. Davies pursuant to Salisbury’s Employee Stock Ownership Plan.
(8)	Includes 675 shares owned by Michael D. Gordon’s spouse and 663 shares held by Zimmer Brothers, Inc., a family owned corporation of which Mr. Gordon is the President.
(9)	Includes 5,000 shares owned by Polly Diane Hoe’s spouse.
(10)	Includes 4,102 shares owned jointly by Nancy F. Humphreys and her spouse.
(11)	Includes 8 shares owned by Holly J. Nelson as guardian for a minor child.
(12)	Includes 9,514 shares owned jointly by John F. Perotti and his spouse. Also includes 2,934 shares owned by his spouse with respect to which John F. Perotti has disclaimed beneficial ownership.
(13)	Includes 31,050 shares for the Carmela T. Russo Revocable Trust of which Mr. Russo is the Trustee, for which shares Mr. Russo disclaims beneficial ownership and 16,200 shares held by Heritage Holding Corp., a family-owned corporation of which Mr. Russo owns 25%, for which Mr. Russo disclaims beneficial ownership of 12,150 shares.
(14)	Includes 18,540 shares owned by Michael A. Varet’s spouse and 18,546 shares owned by his children, for which shares Michael A. Varet has disclaimed beneficial ownership.
(15)	Mr. White is a named executive officer of Salisbury. Includes 2,000 shares of restricted stock granted 1/2/14 to Donald E. White in accordance with the 2011 Long Term Incentive Plan of Salisbury Bancorp, Inc., which shares shall fully vest on the third anniversary of the grant date and 500 shares of restricted stock granted 1/29/16, which shares fully vested on 1/2/17, the third anniversary of the grant date. Also includes 541 shares allocated to Mr. White pursuant to Salisbury’s Employee Stock Ownership Plan.

Security Ownership of Certain Beneficial Owners (Principal Shareholders)

Except as set forth below, Management is not aware of any person (including any “group” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) who owns beneficially more than 5% of Salisbury’s Common Stock (a “Principal Shareholder”) as of the Record Date (March 20, 2017).

The following table sets forth certain information as of the Record Date (March 20, 2017) regarding the shares owned by Principal Shareholders of Salisbury according to the Form 4 filed with the Securities and Exchange Commission (“SEC”) on August 26, 2015.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class(2)
Rudolph P. Russo 35 Market Street Poughkeepsie, NY 12601	168,485(3)	6.08%

(1)	The definition of beneficial owner includes any person who, directly or indirectly, through any contract, agreement or understanding, relationship or otherwise, has or shares voting power or investment power with respect to such security.
(2)	Percentages are based upon the 2,770,236 shares of Salisbury’s Common Stock outstanding and entitled to vote on March 20, 2017.
(3)	Includes 121,235 shares for which Mr. Russo has sole voting and investment power, 31,050 shares owned by the Carmela T. Russo Revocable Trust of which Mr. Russo is the Trustee and has voting and investment power, but with respect to which Mr. Russo has disclaimed beneficial ownership, and 16,200 shares held by Heritage Holding Corp., a family-owned corporation of which Mr. Russo owns 25%, for which Mr. Russo disclaims beneficial ownership of 12,150 shares.

Executive Officers

The following table sets forth information regarding the executive officers of Salisbury, and the executive officers of the Bank that are deemed executive officers of Salisbury pursuant to Rule 3b-7 of the Exchange Act, followed by certain biographical information as of December 31, 2016. Executive Officers are generally appointed by the Board each year following the Annual Meeting.

Name	Position	Age	Years of Service
Richard J. Cantele, Jr.(1)	President and Chief Executive Officer of Salisbury and the Bank	57	35
Todd M. Clinton(2)	Executive Vice President and Chief Risk Officer of the Bank	55	30
James E. Cotter(3)	Executive Vice President and Chief Operating Officer of the Bank	56	1
John M. Davies(4)	President of NY Region and Chief Lending Officer of the Bank	54	2
Steven M. Essex(5)	Executive Vice President and Head of Trust Wealth Advisory of the Bank	47	7
Richard P. Kelly(6)	Executive Vice President and Chief Credit Officer of the Bank	58	4
Elizabeth A. Summerville(7)	Executive Vice President and Chief Retail Officer of the Bank	57	13
Donald E. White(8)	Executive Vice President and Chief Financial Officer of Salisbury and the Bank	52	4

(1)	Mr. Cantele has been a director of Salisbury and the Bank since 2005. Mr. Cantele graduated from Fairfield University in 1981 with a Bachelor of Science degree in Finance; and graduated from the Stonier Graduate School of Banking in 1997. Mr. Cantele became President and Chief Executive Officer of Salisbury and the Bank in 2009, prior to which he served as President and Chief Operating Officer of Salisbury and the Bank since 2005. Mr. Cantele has been an executive officer of Salisbury since 2001 and the Bank since 1989, serving as Executive Vice President, Treasurer and Chief Operating Officer of the Bank and Salisbury and Secretary of Salisbury.
(2)	Mr. Clinton joined the Bank in 1987. He was named Executive Vice President and Chief Risk Officer in May of 2014. Prior to that, he served as Senior Vice President, Chief Technology and Compliance Officer of the Bank since June of 2002. Mr. Clinton served as Operations Officer of the Bank from September of 1997 to June of 2002. He is a graduate of the Connecticut School of Finance and Management and the ABA Compliance Management School with more than 30 years of experience in community banking.
(3)	Mr. Cotter joined the Bank on January 29, 2016 as Executive Vice President and Chief Operating Officer of the Bank. Mr. Cotter previously served as Executive Vice President and Chief Operating Officer of Naugatuck Valley Savings and Loan since May 2013. Prior to that time, he served as Senior Vice President at Newtown Savings Bank from February 2006 to May 2013 and served as Senior Vice President at Fairfield County Bank from January 2000 to February 2006. Mr. Cotter earned his Bachelor’s degree in Finance from the University of Connecticut and his MBA in Accounting from the University of New Haven. He was previously a registered Certified Public Accountant in the State of Connecticut.
(4)	Mr. Davies joined the Bank as President of the New York Region in December of 2014 and subsequently assumed the additional responsibility of Chief Lending Officer. Prior to that, Mr. Davies served as President and Chief Executive Officer of Riverside Bank for 3 years and served as Executive Vice President of Riverside Bank prior to that. He is a graduate of Pace University with an MBA in Business Administration and has more than 25 years of commercial lending experience.
(5)	Mr. Essex joined the Bank in 2009 as Vice President, Trust Officer. In January of 2014 he assumed responsibility as Interim Head of the Trust Wealth Advisory Department. In June of 2014, he was promoted to Senior Vice President, Head of Trust Wealth Advisory Services, and in May 2016 he was promoted to Executive Vice President, Head of Trust Wealth Advisory Services. Mr. Essex is a graduate of the University of Connecticut with a Bachelor’s in Economics. He has more than 20 years of experience in high net worth relationship management, business development, and financial and estate planning.
(6)	Mr. Kelly joined the Bank in April of 2013 as Vice President, Senior Commercial Lender. In October of 2013, he was appointed to serve as Senior Vice President and Chief Lending Officer. He was named Executive Vice President and Chief Lending Officer in May of 2014. In December of 2014, Mr. Kelly was named Executive Vice President and Chief Credit Officer. He is a graduate of Hamilton College with a BA in Economics and has worked in commercial banking for more than 20 years.
(7)	Mrs. Summerville joined the Bank in January of 2004 as Vice President, Special Projects. In January of 2007, she was named Senior Vice President, Retail Banking. Mrs. Summerville was named Executive Vice President, Chief Retail Officer in May of 2014. She is a graduate of the ABA Compliance Management School, the New England School of Banking, and has received her AIB Applied Banking Certificate. She has more than 35 years of banking experience.
(8)	Mr. White joined Salisbury and the Bank as Executive Vice President and Chief Financial Officer on April 1, 2013. Mr. White is a graduate of the University of Connecticut with a Master of Business Administration and a Bachelor of Science in Finance. Mr. White previously served as a Managing Director of Sandler O’Neill + Partners, L.P., New York, NY, since January 2002. Prior to that time, Mr. White served as an officer of two other community-based depository institutions. He served as Chief Financial Officer of Middlesex Schools Federal Credit Union n/k/a Seasons Federal Credit Union, Middletown, CT from 1998 until December 2001, and served as Vice President of Finance of Eagle Bank, Bristol, CT from 1996 - 1998.

PROPOSAL 1

ELECTION OF DIRECTORS

Shareholders are being asked to elect the four (4) nominees listed below to the Board of Directors of Salisbury. The number of directors shall be fixed from time to time by the Board of Directors pursuant to Salisbury’s Bylaws. The Board of Directors has set the number of directors at thirteen (13). The Board of Directors of Salisbury is divided into three (3) classes as nearly equal in number as possible. Classes of directors serve for staggered three (3) year terms. A successor class is elected at each annual meeting of shareholders when the terms of office of the members of that class expire. Vacant directorships may be filled, until the next meeting at which directors are elected, by the vote of a majority of the directors then in office. A plurality of votes cast in favor is necessary for the election of directors. If you do not vote for a nominee, or you indicate “withhold” for any nominee on your Proxy Card, your vote will not count “FOR” or “AGAINST” the nominee.

Directors and Nominees for Election for a Three Year Term

There are four (4) directorships on the Board of Directors up for election this year. The following individuals have been nominated to serve for a three (3) year term: Charles M. Andola, George E. Banta, Richard J. Cantele, Jr., and Nancy F. Humphreys. The four (4) nominees are presently members of the Board of Directors. Unless otherwise directed, the enclosed Proxy will be voted “FOR” such nominees. In the event any one or more nominees is unable or declines to serve (events which are not anticipated), the persons named in the Proxy may vote for some other person or persons as the Board of Directors may recommend.

The following table sets forth certain information, as of March 20, 2017, with respect to Salisbury’s directors.

Continuing directors whose terms expire in 2020
Name	Age	Position	Director Since
Charles M. Andola	73	Director	2014
George E. Banta	81	Director	2014
Richard J. Cantele, Jr.	57	President, Chief Executive Officer, Director	2005
Nancy F. Humphreys	75	Director	2001

Continuing directors whose terms expire in 2018
Name	Age	Position	Director Since
Arthur J. Bassin	72	Director	2010
Holly J. Nelson	63	Director	1998
John F. Perotti	70	Director	1998
Rudolph P. Russo	87	Director	2014

Continuing directors whose terms expire in 2019
Name	Age	Position	Director Since
Louis E. Allyn, II	69	Director	2004
David B. Farrell	61	Director	2012
Michael D. Gordon	71	Director	2014
Polly Diane Hoe	72	Director	2014
Michael A. Varet	75	Chairman of the Board	1998

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO ELECT EACH OF THE FOUR (4) NOMINEES TO THE BOARD OF DIRECTORS FOR A TERM OF THREE (3) YEARS. DIRECTORS ARE ELECTED BY A PLURALITY OF THE VOTES CAST BY THE SHARES ENTITLED TO VOTE AT THE ANNUAL MEETING. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY A CONTRARY CHOICE ON THE PROXY.

Information about our Directors

The Board of Directors is composed of a diverse group of persons with a variety of experience, qualifications, attributes and skills that enable it to meet the needs of Salisbury’s governance. In particular, the Board of Directors consists of a group of individuals who collectively bring a mix of skills and knowledge in the areas of banking, finance, accounting and business. All members of the Board of Directors have an understanding of finance and accounting, are able to read and understand fundamental financial statements and generally accepted accounting principles and their application to the accounting of Salisbury. Each of the director’s previous experience, analytical aptitude and leadership provide Salisbury with a wealth of knowledge from which it may draw. In addition, members of the Board of Directors are active in, and knowledgeable about, the local communities in which Salisbury and the Bank operate. These are valuable skills and attributes for service as a director of Salisbury and the Bank. None of Salisbury’s directors serve on the boards of directors of other public companies.

Board Nominees for Terms Ending in 2020

Charles M. Andola has been a director of the Bank and Salisbury since 2014. Mr. Andola graduated from Cornell University in 1965, returning to the Hudson Valley to become the Chief Operating Officer of Costa Apple Products, a family owned company. After purchasing Costa Apple from the family in 1974, he joined two others as a partner in United Apple Sales. Campbell Soup bought Costa Apple from United Apple Sales for its Pepperidge Farm division in 1982. Mr. Andola served as a consultant to Pepperidge Farm for three years. During this period, he led United Apple Sales’ efforts establishing direct routes for their export sales division worldwide. Mr. Andola founded the US Apple Export Council and served as the New York State representative from 1988 until 2004. He was elected chairman in 1996, and again in 2004. Mr. Andola is the U.S. representative for Apple and Pear Australia. He currently serves on the Cornell College of Agriculture and Life Sciences Advisory Board as well as the Cornell Sprint Football Board of Directors, and has also served on the board of the Processed Apples Institute in Washington, DC, and on the board of Saint Francis Hospital in Poughkeepsie, NY. Mr. Andola was one of the fifteen founders of Riverside Bank. He formerly served on the board of Riverside Bank since 1988, and served as chairman from August 2012 to December 2014. Mr. Andola’s extensive experience in business and corporate management, as well as his service on the Riverside Bank board, provide him with qualifications and skills to serve as a director of Salisbury.

George E. Banta has been a director of the Bank and Salisbury since 2014. Mr. Banta is a graduate of Cornell University, School of Hotel Administration and has over 25 years of experience in the restaurant, hotel, and real estate businesses. Mr. Banta owns the Beekman Arms Inn in Rhinebeck, New York, and serves as President of Banta Properties, Inc., which owns and operates three restaurants. Mr. Banta is also President of Banta Motel Co. Inc., which owns and operates 20 franchise hotels in New York, Connecticut, Pennsylvania, and New Jersey. He is also a partner in several real estate holdings. Mr. Banta’s expansive knowledge of real estate and related business experience are valuable to the Board’s overall capabilities.

Richard J. Cantele, Jr. has been a director of Salisbury and the Bank since 2005. Mr. Cantele graduated from Fairfield University in 1981 with a Bachelor of Science degree in Finance, and graduated from the Stonier Graduate School of Banking in 1997. Mr. Cantele became President and Chief Executive Officer of Salisbury and the Bank in 2009, prior to which he served as President and Chief Operating Officer of Salisbury and the Bank since 2005. Mr. Cantele has been an executive officer of Salisbury since 2001 and the Bank since 1989, serving as Executive Vice President, Treasurer and Chief Operating Officer of the Bank and Salisbury and Secretary of Salisbury. Mr. Cantele’s positions as President and Chief Executive Officer along with his extensive years of service to Salisbury and the Bank provide him with thorough knowledge of the Bank and the markets which it serves.

Nancy F. Humphreys has been a director of the Bank and Salisbury since 2001. Mrs. Humphreys graduated from Chatham College in 1963 and from Syracuse University, Maxwell Graduate School in 1965. Mrs. Humphreys retired from Citigroup New York, Citibank, in February of 2000 as Managing Director and Treasurer of Global Corporate Investment Bank North America. Mrs. Humphreys’ finance and treasury knowledge and experience are great assets, particularly in the area of asset and liability management as well as with respect to the financial services industry generally.

Continuing Directors with Terms Ending in 2018

Arthur J. Bassin has been a director of the Bank and Salisbury since June, 2010. Mr. Bassin served as an Artillery Officer in the U.S. Army from 1965 to 1967. He spent 25 years in consumer, commercial and mortgage banking at Citibank (1969-1983) and Dime Savings Bank of New York (1983-1992), followed by 10 years in private equity, most recently as President and Chief Executive Officer of TVData Technologies (1994-2001). Mr. Bassin earned his MBA from Harvard Business School in 1969 and his AB from Harvard College in 1965. He took office as Ancram Town Supervisor in January 2010. Mr. Bassin has served as a Director on several boards and currently serves on the Boards of Cricket Hill Farm, Inc. and Cricket Hill Academy, Inc. He previously served on the Board of Amputee Coalition of America. Mr. Bassin also serves on the Ancram Town Board and the Columbia County Board of Supervisors. Mr. Bassin’s experience in board and community service, consumer, commercial and mortgage banking as well as in private equity, in addition to his demonstrated leadership skills, provide valuable insight and skills to Salisbury and the Bank.

Holly J. Nelson has been a director of the Bank since 1995 and of Salisbury since 1998. Ms. Nelson graduated from Cornell University with a B.A. in 1979. Ms. Nelson is a member of Iceland Adventure, LLC, a tour operator, a sales and marketing consultant, and also performs development work for a non-profit affordable housing organization. Ms. Nelson has been involved in a variety of public government positions in the Town of North East, New York. Ms. Nelson’s education and experience in successfully operating small businesses in the New York market area served by the Bank provide valuable perspective and leadership skills to the Board.

John F. Perotti has been a director of the Bank since 1985 and of Salisbury since 1998. Mr. Perotti is a U.S. Army Veteran serving with the 9th Infantry Division in Vietnam in 1968. He attended the University of Connecticut at Storrs; graduated from Hartford Institute of Accounting in 1972; and graduated from Williams College New England School of Banking and Bank Management. During 2009, he retired as Chairman and Chief Executive Officer of Salisbury and the Bank, in which capacity he had served since 2005. Prior to that, he served as President and Chief Executive Officer of Salisbury and the Bank since 1998, and President and Chief Executive Officer of the Bank since 1993. Prior to that, he served as Executive Vice President and Chief Operating Officer of the Bank as well as Vice President and Treasurer of the Bank. Mr. Perotti is a former Chairman of the Connecticut Bankers Association and former President of the Connecticut Community Bankers Association. He currently serves as Vice Chairman of the Center for Financial Training, Atlantic and Central States. Mr. Perotti’s lifetime of valuable experience with the Bank and Salisbury, its shareholders, customers and communities served by the Bank provide the Bank and Salisbury with valuable experience.

Rudolph P. Russo has been a director of the Bank and Salisbury since 2014. Mr. Russo graduated from Manhattan College with a B.A. in 1950 and from Columbia Law School in 1953 with an LL.B. Mr. Russo retired after more than 50 years of engagement in the general practice of law in Dutchess County. During that time, he served at various times as a town judge, as a member of the Dutchess County Legislature, counsel to the Dutchess County Legislature, and counsel to Dutchess Community College, as well as Town Attorney to the Towns of Beekman and Pawling, New York. From 1993 to 2003, Mr. Russo served as Chairman and CEO of Colorocs Information Technologies, Inc., a public company engaged in the color imaging business. Mr. Russo’s legal background, municipal government and public company experience provide the board with valuable insight into corporate finances and governance.

Continuing Directors with Terms Ending in 2019

Louis E. Allyn, II has been a director of the Bank and Salisbury since 2004. Mr. Allyn is a 1972 graduate of the University of Connecticut School of Business and has been President and General Manager of Allyndale Corporation, Canaan, CT since 1990. Allyndale Corporation mines and processes limestone into a variety of agricultural and lawn and garden products that are distributed throughout southern New England and New York state. Mr. Allyn was a Director of Canaan National Bank for approximately 13 years prior to its acquisition by Salisbury in 2004. Mr. Allyn has served as a member of the Board of Finance for the Town of North Canaan and previously served as its Chair. Mr. Allyn’s experience as a small business owner, as well as his service to the Board of Finance, brings a unique and valuable perspective to his position on the Board.

David B. Farrell has been a director of the Bank and Salisbury since June, 2012. Mr. Farrell graduated from St. Bonaventure University, NY, cum laude, in 1977 with a B.S. degree in Business and Accounting. He was formerly a Certified Public Accountant in New York State. Mr. Farrell is the Chief Executive Officer of NAPPI International, an organization providing behavioral training through customized counseling and support. Mr. Farrell is also Chief Executive Officer and Founder of Farrell & Company, LLC, a management consulting firm. Mr. Farrell previously served as President and Chief Executive Officer and member of the board of directors of Bob’s Stores (1999-2008) and previously served as an officer and director of Berkshire Hills Bancorp (2005-2009). Mr. Farrell’s education and experience in the retail and financial services industries as well as his prior experience as a director of another financial institution provides valuable knowledge and insight to Salisbury and the Bank. In particular, his extensive background in accounting and financial oversight provides a unique set of skills to the Board.

Michael D. Gordon has been a director of the Bank and Salisbury since 2014. Mr. Gordon is a U.S. Navy Vietnam Veteran. He attended Merrimack College and the Connecticut School of Broadcasting. After graduating from broadcasting school, he joined WKIP radio in Poughkeepsie as a rock n’ roll disc jockey and then WHVW in Hyde Park. In July 1970, he married Debby Zimmer and joined her family’s business, Zimmer Brothers Jewelers in 1971. He is now President of the 124 year old family firm. Mr. Gordon is co-founder and past President of the Arlington Business Improvement District and a fourteen year member of the Pleasant Valley Planning Board. Mr. Gordon was a founding director of Riverside Bank, and his 26 years of experience on Riverside Bank’s board and committees, as well as his community service, provide valuable insight and experience to the Board.

Polly Diane Hoe has been a director of the Bank and Salisbury since 2014. Ms. Hoe graduated cum laude from Vassar College in 1966 and later from NYU School of Law, where she served as an editor of the Law Review. In the early 1990s, after practicing banking law with a prominent New York City firm, she returned to Dutchess County as President and Chief Executive Officer of a family bowling and real estate business. Ms. Hoe served as a director of Riverside Bank from 2000 to 2014. Her experience as a lawyer and businesswoman, as well as her involvement in the local community, enables her to provide valuable insight into regulatory issues, corporate governance, customer and financial services, and business opportunities.

Michael A. Varet has been a director of the Bank since 1997 and of Salisbury since 1998. Mr. Varet graduated with a B.S. in Economics from the University of Pennsylvania, Wharton School in 1962 and from Yale Law School with an LL.B. in 1965. Mr. Varet was elected Chairman of the Board in 2010 before which Mr. Varet had served as Presiding Director since 2007. Mr. Varet is a Senior Counsel to the law firm of DLA Piper LLP (US), New York, NY. Mr. Varet’s education and experience enables him to provide valuable knowledge to the Board and his legal background and analytical skills provide insight into financial services and corporate governance matters.

CORPORATE GOVERNANCE

Salisbury’s Board of Directors believes in implementing strong corporate governance to maximize shareholder value while complying with legal requirements and safe and sound banking principals. Accordingly, the Board has adopted corporate governance practices which, along with the rules and listing standards of NASDAQ and the regulations of the SEC, are periodically reviewed by Management and the Board.

Meetings and Committees of the Board of Directors

The Board of Directors met thirteen (13) times during 2016. The Board’s committees include the Executive Committee, the Human Resource and Compensation Committee, the Nominating and Governance Committee and the Audit Committee. The members of the committees are appointed by the Board of Directors at least annually. In addition to these committees, the Bank and Company also maintain committees to oversee other areas of Salisbury’s operations.

During 2016, no director attended fewer than 75% of the aggregate of (1) the total number of meetings held by Salisbury’s Board of Directors during the period that the individual served; and (2) the total number of meetings held by all committees of Salisbury’s Board of Directors on which he or she served. Salisbury does not maintain a policy for directors’ attendance at Salisbury’s Annual Meetings of Shareholders, but encourages all directors to attend. All directors of Salisbury attended Salisbury’s Annual Meeting of Shareholders on May 18, 2016 with the exception of Mrs. Humphreys.

Director Independence

All directors are considered “independent” within the meaning of the independence standards of the Nasdaq equities market (“NASDAQ”) with the exception of Richard J. Cantele, Jr., who is an executive officer of Salisbury and the Bank. Richard J. Cantele, Jr. does not serve on any of the Company’s committees other than the Executive Committee. All members of the Nominating and Governance Committee, Human Resource and Compensation Committee and Audit Committee are “independent”. The Board based these determinations of independence primarily on a review of responses to Director questionnaires regarding employment history.

Executive Committee

The Executive Committee has general supervision over the affairs of Salisbury between meetings of the Board of Directors. The members of the Executive Committee are Charles M. Andola, Arthur J. Bassin, Richard J. Cantele, Jr., Nancy F. Humphreys and Michael A. Varet (Chair). The Executive Committee met two (2) times during 2016.

Nominating and Governance Committee

The Nominating and Governance Committee is responsible for assisting the Board of Directors in identifying and evaluating potential nominees for director and recommending qualified nominees to the Board for consideration. The Nominating and Governance Committee selects the director nominees to stand for election at Salisbury’s annual meetings of Shareholders. The Nominating and Governance Committee’s process for identifying and evaluating nominees for director has historically operated informally and without any differences in the manner in which it evaluates nominees recommended by Shareholders.

The Nominating and Governance Committee and the Board of Directors consider factors such as those summarized below in evaluating director candidates, including any nominee submitted by Shareholders, and believe that Salisbury’s Bylaws, Nominating and Governance Committee Charter and the qualifications and considerations such as those enumerated below provide adequate guidance and flexibility in evaluating candidates. The Nominating and Governance Committee does not have a specific policy with regard to the consideration of diversity in identifying director nominees. However, we understand the importance and value of gender and ethnic diversity on a Board of Directors, and the Board considers diversity in its review of candidates and takes Board diversity into account in the director selection process with respect to personal attributes and characteristics, professional experience, skills, and other qualifications.

Qualifications for director candidates include:

•	Sound business judgment and financial sophistication in order to understand Salisbury’s financial and operating performance and to provide strategic guidance to management.
•	Business management experience.
•	Integrity, commitment, honesty and objectivity.
•	A general familiarity with (i) prudent banking principles; (ii) bank operations/technology; (iii) pertinent laws, policies and regulations; (iv) markets and trends affecting the financial services industry; and (v) local economic and business opportunities.
•	Strong communication skills in order to function effectively with Salisbury’s constituencies.
•	A financial interest in Salisbury as a Shareholder. Generally, candidates should not have relationships with Salisbury or the Bank that would disqualify the candidate from being considered independent.
•	Generally, candidates should be involved in philanthropic, education, business or civic leadership positions.
•	Generally, candidates should be familiar with the geographic areas served by Salisbury.
•	Candidates should evidence a willingness and commitment to devote sufficient time and energy to prepare for and attend Board of Director and committee meetings and to diligently perform the duties and responsibilities of service as a director.
•	Candidates should not have interests which conflict with those of Salisbury or the Bank.

Salisbury has not paid a fee to any third party or parties to identify or assist in identifying or evaluating potential nominees. The Board of Directors and Nominating and Governance Committee do not discriminate on the basis of sex, race, color, gender, national origin, religion or disability in the evaluation of candidates. The Nominating and Governance Committee also recommends to the Board of Directors for its approval that directors serve as members of each committee, recommends corporate governance principles applicable to Salisbury, and oversees the annual evaluation process for the Board.

A copy of Salisbury’s Nominating and Governance Committee Charter is available on Salisbury’s website at salisburybank.com under “Shareholder Relations”, “Governance Documents”.

Any Shareholder who wishes to recommend a nominee for director should send the required information, as set forth below and in Salisbury’s Bylaws, to the attention of the Secretary at Salisbury Bancorp, Inc., 5 Bissell Street, P.O. Box 1868, Lakeville, Connecticut 06039-1868. Such nominations by a Shareholder shall be made only if such written notice of such Shareholder’s intent to make such nomination has been given to the Secretary not less than twenty (20) days and not more than sixty (60) days prior to the date of Salisbury’s proxy statement related to the annual meeting in the prior year.

Such Shareholder’s notice shall set forth (1) as to each person whom the Shareholder proposes to nominate for election as a Director, (a) the name, age, business address and residence address of such person, (b) the principal occupation or employment of such person, (c) the class and number of shares of Salisbury that are beneficially owned by such person, and (d) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to applicable law and regulations (including without limitation such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (2) as to the Shareholder giving the notice, (a) the name and address, as they appear on Salisbury’s books, of such Shareholder, (b) the class and number of shares of Salisbury that are beneficially owned by such Shareholder, (c) representation that the Shareholder is a holder of record of Common Stock of Salisbury entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, and (d) a description of all arrangements or understandings between the Shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the Shareholder.

The members of the Nominating and Governance Committee are Louis E. Allyn, II, Louise F. Brown, Polly Diane Hoe, Holly J. Nelson (Chair), and Michael A. Varet. All such members are “independent” in accordance with the independence standards of the NASDAQ. The Nominating and Governance Committee met two (2) times during 2016. All nominees for directors at the 2017 Annual Meeting were nominated by the Nominating and Governance Committee and the Board of Directors.

Audit Committee

Salisbury has a separately-designated standing Audit Committee established by the Board of Directors in accordance with Section 3(a)(58)(A) of the Exchange Act for the purpose of overseeing the accounting and financial reporting process of Salisbury and audits of the financial statements of Salisbury. Subject to the Audit Committee Charter, the Audit Committee provides assistance to the Board of Directors in fulfilling its responsibility to the Shareholders, potential shareholders and investment community relating to corporate accounting, reporting practices of Salisbury, and the quality and integrity of the financial reports of Salisbury. In so doing, it is the responsibility of the Audit Committee to appoint and oversee the independent auditors for Salisbury and to maintain free and open means of communication between the directors, the independent auditors, the internal auditors and the financial management of Salisbury.

The responsibilities of the Audit Committee are governed by Salisbury’s Audit Committee Charter, which was adopted by Salisbury’s Board of Directors. Its members are George E. Banta, David B. Farrell (Chair), Polly Diane Hoe, Nancy F. Humphreys, Holly J. Nelson, and Rudolph P. Russo. The Audit Committee formally met five (5) times during 2016. Each of the members of the Audit Committee is an “independent director” in accordance with the independence standards of the NASDAQ. The Board of Directors has determined that David B. Farrell qualifies as an “audit committee financial expert” as such term is defined by federal securities laws and regulations. Additionally, the Board of Directors believes the members of the Audit Committee bring diverse educational, business and professional experience that is beneficial to the Audit Committee function of Salisbury and the Bank and enables the Audit Committee to fulfill its responsibility.

A copy of Salisbury’s Audit Committee Charter is available on Salisbury’s website at salisburybank.com under “Shareholder Relations”, “Governance Documents”.

Compensation Committee

The Human Resource and Compensation Committee (the “Compensation Committee”) is comprised of the following five (5) members of the Board of Directors, all of whom are considered “independent” pursuant to the independence standards of NASDAQ: Arthur J. Bassin (Chair), David B. Farrell, Polly Diane Hoe, Nancy F. Humphreys, and Michael A. Varet. The role and responsibilities of the Compensation Committee are further described below under “Compensation Discussion and Analysis.” The Compensation Committee met seven (7) times during 2016.

A copy of Salisbury’s Human Resource and Compensation Committee Charter, which the Compensation Committee and the Board of Directors review and assess at least annually, is available on Salisbury’s website at salisburybank.com under “Shareholder Relations”, “Governance Documents”. For further discussion of the Compensation Committee’s process and procedures, including its use of independent compensation consultants and the role of executive officers in determining or recommending the amount or form of executive and director compensation, see “Compensation Discussion and Analysis” below.

Compensation Committee Report

February 24, 2017. The Compensation Committee performs various functions related to compensation, which is described more fully below. The Compensation Committee has reviewed and discussed with management the section below entitled “Compensation Discussion and Analysis.” Based on this discussion, the Compensation Committee recommended that the Board of Directors include the Compensation Discussion and Analysis in our Proxy Statement.

Submitted by:

Arthur J. Bassin (Chair)

David B. Farrell

Polly Diane Hoe

Nancy F. Humphreys

Michael A. Varet

Compensation Committee Interlocks and Insider Participation

No current or former executive officer or other employee of Salisbury or the Bank served on the compensation committee in 2016. No executive officer of Salisbury served on the compensation committee or the board of directors of any other entity during 2016 that had one of its executive officers serving on the compensation committee or the Board of Salisbury or the Bank. No member of the compensation committee of Salisbury had any relationship with Salisbury or the Bank since January 1, 2016 requiring disclosure under Item 404 of Regulation S-K under the Exchange Act.

Board Leadership Structure

Two separate individuals serve in the positions of Chief Executive Officer and Chairman of the Board. Michael A. Varet has served as Chairman of the Board of Salisbury and the Bank since April 30, 2010, before which he served as Presiding Director of Salisbury and the Bank, performing the functions of Chair, since June 2007.

The Board of Directors regularly reviews and assesses the effectiveness of its leadership structure and will implement any changes as it deems appropriate. The leadership structure is comprised of a staggered board of directors, which includes the Chairman, who is independent under the independence standards of NASDAQ, and the Chief Executive Officer, who also serves as President (and is, therefore, not considered independent as he is an officer of Salisbury). All other directors are independent under the independence standards of NASDAQ.

The Board has fixed the number of directors in 2017 at thirteen (13). Salisbury has established responsibilities for the Chair and, if warranted, a Presiding Director, to ensure that the Board of Directors is adequately informed about the affairs of Salisbury and the Bank. Salisbury believes that this leadership structure ensures appropriate and effective governance of Salisbury and the Bank.

Salisbury’s Bylaws provide that the Board shall elect from among its members a Chair of the Board, who shall preside at all Board meetings. If the Chair is an officer of Salisbury or the Bank, the Board shall elect an independent Presiding Director and shall by resolution set forth the duties and responsibilities of the Presiding Director. The Board will elect a Chair, and, if warranted, a Presiding Director, at Salisbury’s Organizational Meeting following the Annual Meeting of Shareholders.

Consistent with applicable corporate governance guidelines, the primary responsibilities of the Chair are to be responsible for the leadership of the board meetings, prepare the agenda and preside over meetings.

To assess effective independent oversight, the Board of Directors has adopted several governance practices, including regular executive sessions of independent directors and annual performance evaluations of the directors and the Chief Executive Officer by the independent directors.

Salisbury recognizes that no single leadership model is appropriate for all companies at all times. The Board of Directors recognizes that, depending upon the circumstances, other leadership models might be appropriate at some point, and the Board of Directors periodically reviews its leadership structure in this regard.

Riverside Division Advisory Board

Following the merger with Riverside Bank, Salisbury established the Riverside Division Advisory Board whose members are familiar with the products and services that we offer. Such Advisory Board provides insights and introductions to enable Salisbury to better serve new customers’ needs in our expanded service area. The members of the Riverside Division Advisory Board include Thomas C. DeBenedictus, Ira Effron, Austin “Brud” Hodgkins, Paul S. Hoffner, Stephen P. Lumb (Chair), David S. MacFarland, John P. O’Shea, David E. Petrovits, Steven R. Turk, and Carl S. Wolfson. The Riverside Division Advisory Board met four (4) times during 2016.

Board Role in Risk Oversight

The Board oversees the risk management of Salisbury through Board committees, management committees and the Chief Executive Officer. Additionally, the Audit Committee monitors: (1) the effectiveness of Salisbury’s internal controls; (2) the integrity of its Consolidated Financial Statements; and (3) compliance with legal and regulatory requirements. In addition, the Audit Committee coordinates with the internal audit function and the independent registered public accountant.

At the monthly meetings, the Board receives the minutes from each committee meeting as well as various reports from key members of senior management. The Board reviews and discusses these reports with senior managers. The Board also reviews the policies and practices of Salisbury and the Bank on a regular basis. In addition, the Board reviews corporate strategies and objectives and evaluates business performance.

Code of Ethics

Salisbury has adopted a Code of Ethics and Conflicts of Interest Policy that applies to Salisbury’s directors, officers and employees, including Salisbury’s Principal Executive Officer and Principal Financial Officer. A copy of such Code of Ethics is available upon request, without charge, by writing to Shelly L. Humeston, Secretary, Salisbury Bancorp, Inc., 5 Bissell Street, P. O. Box 1868, Lakeville, Connecticut 06039-1868.

Board of Directors’ Communications with Shareholders

Salisbury’s Board of Directors does not have a formal process for Shareholders to send communications to the Board of Directors. However, the volume of such communications has historically been de minimus. Accordingly, the Board of Directors considers Salisbury’s informal process to be adequate to address Salisbury’s needs. Historically, such informal process has functioned as follows: any Shareholder communication is forwarded to the President and Chief Executive Officer for appropriate discussion by the Board of Directors and the formulation of an appropriate response. Shareholders may forward written communications to the Board of Directors by addressing such comments to the Board of Directors of Salisbury Bancorp, Inc., 5 Bissell Street, P. O. Box 1868, Lakeville, Connecticut 06039-1868.

Audit Committee Report

March 20, 2017. The following is the report of the Audit Committee with respect to the audited financial statements for the fiscal year 2016. The Audit Committee has reviewed and discussed Salisbury’s audited financial statements for the fiscal year ended December 31, 2016 with management and has discussed the matters that are required to be discussed by Auditing Standard No. 1301 as adopted by the Public Company Accounting Oversight Board, with Baker Newman & Noyes, P.A., LLC (“BNN”), Salisbury’s independent registered accounting firm.

The Audit Committee has received the written disclosures and the letter from BNN required by applicable requirements of the Public Company Accounting Oversight Board for independent auditor communications with Audit Committees concerning independence, and has discussed BNN’s independence with respect to Salisbury with BNN.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Salisbury’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 for filing with the SEC.

The foregoing Report of Salisbury’s Audit Committee is provided in accordance with the rules and regulations of the SEC. Pursuant to such rules and regulations, this Report shall not be deemed “soliciting material,” filed with the SEC, subject to Regulation 14A and 14C of the SEC or subject to the liabilities of Section 18 of the Exchange Act.

Submitted by:

David B. Farrell (Chair)

George E. Banta

Polly Diane Hoe

Nancy F. Humphreys

Holly J. Nelson

Rudolph P. Russo

COMPENSATION DISCUSSION AND ANALYSIS

This section discusses Salisbury’s overall executive compensation philosophy, guidelines and programs for the fiscal year ended December 31, 2016. Our executive compensation program and policies are designed to reward our executives based upon achievement of long and short-term goals while effectively managing risk. The following discussion explains the process, objectives and measurements used by the Compensation Committee in setting the compensation of Salisbury’s Named Executive Officers. For a full understanding of the information presented, please consider the following discussion together with the tables and its related narrative and footnotes below.

As a “Smaller Reporting Company”, we are not required to include a Compensation Discussion and Analysis (“CD&A”) under Item 402(b) of Regulation S-K. Nevertheless, we want our shareholders to fully understand our compensation policies and procedures so we have incorporated many, but not all, of the required disclosures of a full CD&A.

The following table lists Salisbury’s Named Executive Officers (“NEOs”) during the fiscal year ended December 31, 2016.

Name	Position with Salisbury During the Fiscal Year Ended December 31, 2016
Richard J. Cantele, Jr.	President and Chief Executive Officer
John M. Davies	President of NY Region and Chief Lending Officer
Donald E. White	Executive Vice President and Chief Financial Officer

Executive Summary

The Board of Directors of Salisbury and the Compensation Committee are committed to a pay-for-performance philosophy. The executive team continues to take actions to improve profitability and ensure that Salisbury acts in a manner that preserves and enhances Shareholder value.

Executive Compensation Decisions

The Compensation Committee, working with an independent compensation consultant, establishes base salary and target Short Term Incentive Plan (“STIP”) bonus opportunity levels for each NEO based on a review of bank performance overall and on each officer's performance for the previous year against specific financial targets and individual qualitative goals. Base salary levels have been targeted at or near the average base salary compensation level of the peer group. If necessary and appropriate, market adjustments or equity awards are used to bring the NEOs up to peer group averages.  The Compensation Committee endeavors to maintain a balance between cash compensation and equity based compensation, and to balance short term incentives with longer term incentives.  In 2016, the Compensation Committee recommended, and the Board approved, an award to the NEOs of 6,000 shares of restricted stock and 23,012 phantom stock appreciation units in the aggregate.

In addition, because Salisbury’s 2011 Long Term Incentive Plan retains few shares available to award Salisbury’s executive officers and directors, Salisbury is seeking the approval of a 2017 Long Term Incentive Plan at its 2017 Annual Shareholder’s Meeting. Upon approval of the 2017 Long Term Incentive Plan, no further awards will be made under the 2011 Long Term Incentive Plan. (See Proposal 4 for more information.)

Say-on-Pay Results

Salisbury holds an annual non-binding shareholder advisory vote. Over 90% of our Shareholders voting approved the “say-on-pay” proposal concerning the compensation of our Named Executive Officers described in our annual meeting proxy statement for the year ended December 31, 2015. The Compensation Committee generally believes that shareholders support our approach to executive compensation and will continue to consider the say-on-pay results when making compensation decisions for Named Executive Officers.

Compensation Philosophy and Objectives

The compensation objectives of the Board of Directors and Compensation Committee begin with the premise that our success depends, in large part, on the dedication and commitment of the people we place in key management positions and on the incentives we provide such persons to successfully implement our business strategy and other corporate objectives. The overall objective of our compensation program is to maximize Shareholder value through the recruitment, retention and motivation of talented employees and officers (including NEOs as identified in the section titled “Executive Compensation” and the Summary Compensation Table below) of Salisbury. We recognize that the Bank operates in a competitive environment for talent. Therefore, our approach to compensation considers a full range of compensation tools that enable us to compare favorably with our peers as we seek to attract and retain key personnel. We assess our program annually from a risk perspective and seek to use the best practices in the industry.

Salisbury’s executive compensation program is designed to attract, retain and motivate highly qualified executives and to reward actions and results that the Compensation Committee and the Board of Directors believe will increase tangible book value and earnings per share and maximize Shareholder return. The Compensation Committee pays particular attention to designing compensation plans that do not encourage Salisbury’s NEOs and other executive officers to take inappropriate or excessive risks. The compensation program closely aligns total compensation with achievement of strategic and financial goals. It is Salisbury’s intention that a meaningful portion of total compensation should be tied to Shareholder return, thereby encouraging and rewarding NEOs and other executives for pursuing strategies that increase tangible book value and earnings per share over time. Accordingly, we are submitting a 2017 Long Term Incentive Plan for Shareholder approval at this Annual Meeting in order to award restricted stock, stock options and other equity related awards to our officers, employees and directors which will further align their interests with those of our Shareholders.

During 2016, the Compensation Committee reviewed all elements of compensation for NEOs and other executives and believes the current compensation structure is consistent with the objectives outlined above. The Compensation Committee intends for total compensation to be commensurate with that of like institutions with similar performance.

Role of the Compensation Committee and Certain Executive Officers

The Compensation Committee is comprised of five members of the Board, each of whom is independent in accordance with the independence standards of the NASDAQ. The Compensation Committee operates under a written charter that establishes its responsibilities. A copy of the Compensation Committee Charter can be found on the Company’s website at salisburybank.com under “Shareholder Relations”, “Governance Documents”. The Compensation Committee reviews the charter annually to ensure that the scope of the charter is consistent with the Compensation Committee’s expected role. Under the charter, the Compensation Committee is responsible for reviewing Salisbury’s general compensation strategy, establishing salaries and reviewing benefit programs, including pensions and incentive compensation plans; and advising the Board of Directors and making recommendations with respect to such plans. In particular, the Compensation Committee reviews and approves Salisbury’s compensation strategies and objectives, reviews and approves executive officers’ compensation, administers incentive plans and reviews and makes recommendations to the Board regarding general employee pension benefit plans and other benefit plans on an as needed basis. The charter gives the Compensation Committee the sole responsibility for determining the compensation of the President and Chief Executive Officer based on the Compensation Committee’s evaluation of his performance. The charter also authorizes the Compensation Committee to engage consultants and other professionals without management approval to the extent deemed necessary to discharge its responsibilities.

Salisbury strives for pay packages that are fair. In determining whether compensation of executive officers is fair, the Compensation Committee considers each component of compensation including salary and bonus, stock compensation, amounts to be received from any deferred compensation, severance, perquisites and benefits. In establishing levels of compensation, the Compensation Committee endeavors to take into consideration an individual’s performance, level of expertise, responsibilities, length of service, comparable levels of compensation paid to executives of other companies of comparable size and development within the industry, as well as the financial condition and performance of the Bank. No individual executive officer may participate in the review, discussion or decision of the Compensation Committee regarding his or her compensation, but executive officers may participate in the review, discussion or decision of the Compensation Committee regarding other employee compensation, director compensation, benefit plans and promotions.

Certain members of the Bank’s executive team provide input to the Compensation Committee regarding compensation matters. In particular, officers who serve as a resource to the Compensation Committee are the President and Chief Executive Officer, the Chief Financial Officer, the Director of Human Resources, and the Corporate Secretary. As requested by the Compensation Committee from time to time, these officers provide input regarding employee compensation programs for employees other than themselves, present data and analysis to formulate recommendations regarding employee compensation, benefit plans, related insurance matters, and promotions. The Director of Human Resources provides the Compensation Committee with data for its consideration in setting the base salary for the NEOs. The Compensation Committee believes that this input from management is critical to ensuring that the Compensation Committee and its advisers have the data needed to make informed decisions with respect to Salisbury’s compensation programs and each NEOs individual compensation.

The Compensation Committee met seven (7) times during the fiscal year ended December 31, 2016. The Chairman of the Compensation Committee reported on Committee actions at subsequent meetings of the Board of Directors.

Interaction with the Compensation Consultant

In carrying out its duties, the Compensation Committee has the sole authority to retain, at Salisbury’s expense, and to terminate a compensation consultant and to approve the consultant’s fees and all other terms of the engagement. The Compensation Committee also has the authority to retain independent counsel and other advisors at Salisbury’s expense as needed. The consultants provide expertise and information about competitive trends in the industry. The consultants also provide survey data and assist in assembling relevant comparison groups for various purposes and establishing benchmarks for base salary and cash incentives based on a number of factors.

During 2016, the Compensation Committee engaged the services of Arthur Warren Associates, an independent compensation advisory firm specializing in community bank compensation plans. Arthur Warren Associates assisted the Compensation Committee in the review of Salisbury’s short term incentive program and Salisbury’s long term equity incentive plan. Arthur Warren Associates also assisted the Compensation Committee in the review of equity incentive plan design trends, particularly among Salisbury’s peer group (as identified below), as determined through industry surveys and published proxy statements. In conducting its review, the Compensation Committee also relied on other survey sources including Pearl Meyer & Partners Northeast Bankers Survey, Economic Research Institute (ERI) Executive Compensation Survey, Banking Compensation Northeast and SNL for proxy compensation data for NEOs for the approved peer group.

Benchmarking of Compensation; Peer Group

The Compensation Committee periodically benchmarks compensation of executive officers and directors utilizing published industry surveys and publicly disclosed information from a peer group of publicly traded financial institutions. The last comprehensive competitive market assessment by Arthur Warren Associates was conducted in 2016, and on October 28, 2016, the Compensation Committee approved a peer group of banks with publicly traded holding companies to assist the Compensation Committee in helping to assess competitive compensation as well as relative performance comparisons for short and long-term incentive opportunities.

The peer group includes the following:

Holding Company Name	Bank Name
Enterprise Bancorp, Inc.	Enterprise Bank & Trust Company
BSB Bancorp, Inc.	Belmont Savings Bank
Merchants Bancshares, Inc.	Merchants Bank
Hingham Institution for Savings	Hingham Institution for Savings
First Bancorp, Inc.	The First, N.A.
SI Financial Group, Inc.	Savings Institute Bank & Trust Co.
Bankwell Financial Group, Inc.	Bankwell Bank
Westfield Financial, Inc.	Westfield Bank
Ocean Shore Holding Co.	Ocean City Home Bank
Evans Bancorp, Inc.	Evans Bank, Nat’l Association
Greene County Bancorp, Inc.	The Bank of Greene County
Provident Bancorp, Inc. (MHC)	The Provident Bank
Pathfinder Bancorp, Inc.	Pathfinder Bank
Wellesley Bancorp, Inc.	Wellesley Bank
Union Bankshares, Inc.	Union Bank
Community Bancorp	Community National Bank
Elmira Savings Bank	Elmira Savings Bank
PB Bancorp, Inc.	Putnam Bank
SBT Bancorp, Inc.	The Simsbury Bank & Trust Co.

Elements of Compensation

Salisbury’s compensation program with respect to its Named Executive Officers primarily consists of the following:

•	Base salary, which is designed to provide a reasonable level of predictable income commensurate with the market standards for each executive position and to attract and retain executives with a proven track record of performance;
•	Annual non-equity incentive compensation which is based both on specified goals and benchmarks for individuals and the institution as a whole, as recommended by senior management and approved by the Compensation Committee;
•	An equity incentive plan which aligns the interests of key employees with those of the Shareholders through the grant of restricted shares and stock options. Equity awards are intended to link financial outcome for key employees to performance that maximizes long-term Shareholder returns;
•	Severance benefits payable pursuant to severance agreements between certain executive officers and Salisbury;
•	Retirement benefits payable pursuant to our tax-qualified and non-qualified plans; and
•	Other broad-based benefits, which are competitive in the market.

The following sections summarize the role of each component, how decisions are made and resulting decisions for the fiscal year ended December 31, 2016 as they relate to the NEOs.

Base Salaries. Base salary is designed to provide a reasonable level of predictable income commensurate with market standards for the position held, adjusted for specific responsibilities, individual experience and demonstrated performance. Base salaries are reviewed annually and adjusted from time to time to realign base salaries with market levels after taking into account various considerations including:

•	Market data for peer institutions and direct competitors located in New York, Connecticut and the Northeast region;
•	Internal review of the NEOs’ compensation, both individually and relative to other officers of Salisbury;
•	Qualification and experience of the executive;
•	Achievement of company-wide objectives; and
•	Financial condition and results of operations, including tax and accounting impact on Salisbury of the base salaries.

Details regarding base salary are included in the section below entitled “Executive Compensation” and the Summary Compensation Table in that section.

Pay for Performance. NEOs earn a base salary and participate in a short-term cash incentive plan (“STIP”) and a long-term equity incentive plan (“LTIP”). Salisbury does not target a specific pay mix; however, each NEO has a percentage of their pay at risk through the STIP and the LTIP.

Short-Term Cash Incentive Plan (“STIP”). Salisbury maintains a discretionary short-term incentive compensation plan (“STIP”) intended to motivate employees to attain desired objectives and to encourage teamwork and collaboration while aligning compensation with overall Bank performance. This STIP is a key element of the total compensation benefits provided to our NEOs and allows Salisbury to remain competitive with the market by providing the opportunity to receive meaningful cash incentives. The design of the STIP is intended to ensure that no benefits are paid to executives and other employees unless Bank performance goals are attained. If Salisbury’s performance goals are attained, the Compensation Committee then considers, with management’s input, whether to make awards under the STIP. The Compensation Committee reviews specific performance measures to determine participants’ payout amounts based upon recommendations made by management. The Compensation Committee believes that establishing specific performance measures for participants will enhance the ability of the STIP to encourage performance in those targeted areas. The Compensation Committee reviews the STIP each year and, if necessary, adjusts the specific performance metrics, goals and compensation opportunities based on business objectives.

For the fiscal year ended December 31, 2016, the Compensation Committee had the opportunity to consider:

•	Net Income
•	Growth
•	Earnings Per Share

Weightings are dependent on the executive’s level (see table below for NEOs).

In addition to corporate and department goals, the STIP design includes an individual modifier that allows incentive awards to be modified (up or down) to reflect overall individual performance and contribution. As such, an individual incentive award can be increased up to 10% for exceptional performance or reduced to 0% for poor performance.

For fiscal year 2016, Salisbury’s annual target incentive ratios, as a percentage of base salary, for the NEOs were as follows:

	STIP Weighting		Target STIP
Executive	Corporate	Dept. / Strategic	(as % of salary)
Richard J. Cantele, Jr., President and Chief Executive Officer	60%	40%	20%
John M. Davies, President of NY Region and Chief Lending Officer	60%	40%	15%
Donald E. White, Executive Vice President and Chief Financial Officer	60%	40%	15%

After reviewing 2016 financial performance, which met the financial targets set by the Board for 2016, the Compensation Committee approved 2016 STIP awards not to exceed 20% for NEOs. For 2017, the Compensation Committee will target the median base salary of the peer group for the NEOs and increase the STIP cash bonus opportunity for achieving financial goals. Additionally, greater weighting will be applied to corporate performance. The Compensation Committee believes this shift in philosophy creates more variable compensation in relation to fixed compensation and creates a greater pay-for-performance culture. In addition, the Compensation Committee has established a 2017 equity based compensation pool for NEOs of up to 5,000 restricted shares with three year vesting and up to 23,000 phantom stock appreciation units, whose value is based on increases in tangible book value over a three year period.

Long-Term Incentive Plan (“LTIP”). Salisbury believes in the importance of aligning executive incentives with the long-term performance of Salisbury and interests of shareholders.

The Salisbury 2011 Long Term Incentive Plan (“2011 LTIP”) provides an opportunity for executives to receive cash or equity-based awards. The Compensation Committee believes that officer stock ownership provides a significant incentive in building Shareholder value and further aligning management’s interests with our Shareholders. The 2011 LTIP provides for the grant of stock options, stock appreciation rights, restricted stock awards, restricted stock units, performance awards, deferred stock, dividend equivalents, and stock or other stock-based awards that may be settled in shares of common stock, cash, or other property as well as directors stock retainer awards (collectively, “Awards”).

The goal of the 2011 LTIP is to promote Salisbury’s growth and profitability, to provide certain officers with an incentive to achieve corporate objectives, to attract and retain individuals of outstanding competence and to provide ongoing grants to non-employee directors of Salisbury in the form of retainer awards in order to strengthen the mutuality of interests between such persons and our Shareholders. The 2011 LTIP is also designed to align participants’ interests with shareholders of Salisbury and serves as a retention tool for key members of management.

On January 29, 2016, the Compensation Committee granted a total of 15,800 shares of restricted stock pursuant to the 2011 LTIP, including 6,000 shares to three Named Executive Officers. Mr. Cantele received 5,000 shares and Mr. Davies and Mr. White each received 500 shares. The fair value of the stock as of the grant date was determined to be $466,258 and the stock will be vested three years from the grant date.

The total number of shares of Common Stock initially reserved under the 2011 LTIP was 84,000 shares of Common Stock, which represents less than 5% of Salisbury’s outstanding shares of Common Stock. Effective January 18, 2013, the 2011 LTIP was amended to increase the maximum number of shares that may be issued pursuant to Awards granted in any one calendar year from 20,000 to 30,000; and to increase the number of shares granted annually to each Director as the Director’s Annual Stock Retainer from 120 shares to 240 shares. Effective January 29, 2016, the 2011 LTIP was further amended to increase the number of shares granted annually to each Director as the Director’s Annual Stock Retainer from 240 shares to 340 shares.

At this time, 28,560 shares remain available for issuance as Awards under the 2011 LTIP. Accordingly, the Compensation Committee is seeking approval from Shareholders to adopt a 2017 Long Term Incentive Plan providing the Compensation Committee the ability to grant awards of a similar nature to those available under the 2011 LTIP. Upon the approval of the 2017 Long Term Incentive Plan, no further awards will be granted under the 2011 LTIP and any reserved but ungranted awards will be cancelled.

Management Agreements. Salisbury or the Bank has entered into various management agreements with its NEOs, including a severance agreement with Mr. Cantele, our President and Chief Executive Officer, a change in control agreement with Mr. White, our Executive Vice President and Chief Financial Officer, and an employment agreement with Mr. Davies, our President of the New York Region and Chief Lending Officer. Such agreements are designed to allow the Company to retain the services of the designated executives while reducing, to the extent possible, unnecessary disruptions to Salisbury’s operations. In addition, the Compensation Committee believes that the management agreements better align the interests of the executive with those of our shareholders. The Compensation Committee believes that these agreements allow executives to more objectively evaluate opportunities for shareholders without causing undue personal financial conflicts. For a more detailed description of these agreements, please see the discussion following the Summary Compensation Table, below.

Broad-based Benefits. Salisbury or the Bank also provides our NEOs certain broad-based benefits available to all qualifying employees, including:

•	a defined contribution 401(k) retirement plan and discretionary profit-sharing plan;
•	an employee stock ownership plan;
•	medical coverage (all employees share in a percentage of the cost, depending on their elections); and
•	group life insurance coverage (death benefit capped at $350,000, with the value of the death benefit over $50,000 being reported as taxable income to all employees).

Executive Benefits and Perquisites. In addition to the broad-based benefits described above, the Named Executive Officers received the following fringe benefits and perquisites in 2016:

•	Messrs. Cantele, Jr., Davies, and White may participate in a nonqualified deferred compensation plan into which the Board can make a discretionary contribution each year;
•	the NEOs and other senior officers are eligible to participate in a Phantom Stock Appreciation Unit and Long-Term Incentive Plan;
•	the NEOs are parties to split dollar life insurance agreements with the Bank;
•	Mr. Davies was provided a car allowance of $427 per month which ended June 2016; and
•	Mr. White is provided mileage reimbursement of $500 per month.

Risk Management

The Compensation Committee believes that any risks arising from Salisbury’s compensation policies and practices for all of its employees, including the NEOs, are not reasonably likely to have a material adverse effect on Salisbury or the Bank. In addition, the Compensation Committee believes that the design and balance of the elements of the compensation program will encourage senior management to act in a manner that is focused on the long term valuation of Salisbury and the Bank. By implementing our tax-qualified employee stock ownership plan and our stock-based awards under the 2011 Long Term Incentive Plan, certain of the Bank’s employees own or have ownership interests in Salisbury common stock. This ownership aligns employee interest with those of all Shareholders and, in turn, will focus employees on balancing risks between the long-term and short-term objectives in order to contribute to long term Shareholder value.

The Compensation Committee regularly reviews all incentive-based plans to ensure that controls are in place so that Salisbury’s employees are not presented with opportunities to take unnecessary and excessive risks that could threaten the value of Salisbury and the Bank. With respect to the STIP and LTIP, the Compensation Committee reviews and approves the Bank-wide performance objectives that determine bonus payments to be made thereunder. The performance objectives selected are customary performance metrics for financial institutions in our peer group.

In addition, Salisbury adopted a clawback policy, discussed below, which applies to our STIP and LTIP and which allows Salisbury to recover any bonus payment made to any Covered Officer, as defined below, that was based on materially inaccurate financial statements or other materially inaccurate reporting or fraud.

Compensation Clawback Policy

On December 21, 2012, Salisbury adopted a Compensation Clawback Policy to encourage senior executives to take full account of risks to Salisbury and its Shareholders in their decision-making, and to reduce such risks wherever practicable. The Clawback Policy applies to Salisbury’s Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, Chief Lending Officer, Chief Credit Officer, Chief Risk Officer, Chief Retail Officer and any NEOs (together, the “Covered Officers”). In the event the Compensation Committee determines that fraud, material error, gross negligence or intentional illegal conduct or misconduct (each, a “Covered Misconduct” as defined in the Clawback Policy) has contributed to Salisbury’s restatement of its financial statements, the Compensation Committee will, in its discretion, refer the matter and its recommendation as to an appropriate remedy to the Board of Directors for consideration.

Impact of Accounting and Tax on the Form of Compensation

The Compensation Committee and Salisbury consider the accounting and tax (individual and corporate) consequences of the compensation plans prior to making changes to the plans. The Compensation Committee has considered the impact of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (ASC) Topic 718 (formerly SFAS No. 123(R), on Salisbury’s use of equity incentives as a key retention tool.

As part of its role, the Compensation Committee also reviews and considers sections of the Internal Revenue Code (“IRC”), including but not limited to, potential parachute payments that could result in excise taxes under IRC Section 280G and the deductibility of executive compensation under Section 162(m), which limits deduction of compensation paid to NEOs to $1,000,000 unless the compensation is “performance-based”. This applies to base salary, all cash incentive plans and equity grants other than stock options. During fiscal 2016, no employee received taxable compensation in excess of $1,000,000 and therefore, deductibility of compensation was not limited by these sections of the IRC.

Ownership Guidelines

Salisbury regularly reviews the ownership levels of its directors and officers and has not established minimum stock ownership guidelines for Salisbury’s directors and the NEOs. Salisbury’s executive officers and directors own approximately 19% of Salisbury’s outstanding shares.

EXECUTIVE COMPENSATION

Named Executive Officers of Salisbury

The following table shows, for the fiscal years ended December 31, 2016 and 2015, the compensation of the persons who served as President and Chief Executive Officer, Chief Lending Officer, and Chief Financial Officer. For purposes of this Proxy Statement, these persons are referred to as our “Named Executive Officers.”

Summary Compensation Table
Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards(2)(3) ($)	Option Awards ($)	All Other Compensation(4) ($)	Total ($)
Richard J. Cantele, Jr., President and Chief	2016	369,461	73,892	147,550	0	61,928	652,831
Executive Officer	2015	345,626	86,806	29,020	0	61,299	522,751

John M. Davies, President of NY Region and Chief	2016	236,397	35,459	14,755	0	142,068	428,679
Lending Officer	2015	237,115	42,081	0	0	41,608	320,804

Donald E. White, Executive Vice President and Chief	2016	220,641	0	14,755	0	48,260	283,656
Financial Officer	2015	223,327	41,443	0	0	41,505	306,275

(1)	Bonuses are accrued in the year indicated and paid in the succeeding fiscal year. Thus, the bonus earned in 2016 will be paid in 2017 and the bonus earned in 2015 was paid in 2016.
(2)	Reflects the aggregate fair value of restricted stock awards on date of grant. The value is the amount recognized for financial statement purposes in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718.
(3)	The 2016 awards to NEO’s Cantele, Davies, and White represent 5,000, 500, and 500 shares of restricted stock respectively, granted on 1/29/16 pursuant to Salisbury’s 2011 Long Term Incentive Plan which shares vest on the third anniversary of the grant date. The 2015 award to Mr. Cantele represents an unrestricted performance-based award issued on 3/27/15 pursuant to Salisbury’s 2011 Long Term Incentive Plan.
(4)	All other compensation was comprised of the following elements for the year ended December 31, 2016:

	Cantele	Davies	White
Split Dollar Life Insurance	622	1,604	462
Non-qualified Deferred Comp.	18,606	0	2,426
401(k) Employer Contribution	26,500	26,500	26,183
Dividends paid on restricted stock	5,600	2,240	2,800
Employee Stock Ownership Plan	10,600	10,600	10,389
Stay Bonus(1)	0	100,000	0
Mileage Reimbursement	0	0	6,000
Car Allowance	0	1,124	0
TOTAL	61,928	142,068	48,260

(1) Such Stay Bonus was paid pursuant to the Employment Agreement for John M. Davies, which is further described below.

Severance Agreement for Richard J. Cantele, Jr. On February 11, 2013, the Bank and Richard J. Cantele, Jr., President and Chief Executive Officer of the Bank, entered into a severance agreement, effective as of January 1, 2013, to provide benefits to Mr. Cantele in the event of his termination of employment for the reasons set forth in the agreement. The severance agreement has a two-year term and is automatically renewable annually. In the event of Mr. Cantele’s (i) involuntary termination of employment by the Bank for reasons other than “cause” (as defined in the severance agreement) (or due to his death or disability), or (ii) his voluntary termination of employment for “good reason” (also, as defined in the agreement). In either case, other than on or after a change in control, the executive will be entitled to a severance benefit equal to two times the greater of his annual base salary rate in effect on the date of termination or his average annual base salary rate for the twelve-month period ending on the last day of the calendar month immediately before the date of termination. Such benefit will be paid in a lump sum within 60 days following Mr. Cantele’s separation from service. In addition, Mr. Cantele generally will be entitled to continued participation in the Bank’s group health plan for two years following separation from service, subject to his payment of a portion of the premium substantially equal to the portion paid by executive employees of the Bank for comparable coverage. Payment of the severance benefits will be conditioned upon the execution by Mr. Cantele of a general release within 60 days of the date of his termination of employment. The severance agreement also requires Mr. Cantele to comply with non-compete, non-solicitation and non-disclosure provisions for a period of one year following his separation from service.

In the event of a change in control followed by Mr. Cantele’s involuntary termination of employment for reasons other than cause or voluntary termination of employment for good reason, he will be entitled to a lump sum cash payment equal to 2.9 times the greater of his annual base salary rate in effect on the date of termination or his average annual base salary rate for the twelve-month period ending on the last day of the month preceding the date of termination, payable within 60 days following termination. The Bank will also provide him with life insurance coverage and non-taxable medical and dental coverage, at no cost to him, substantially comparable to the coverage maintained by the Bank for him prior to his date of termination, for a period of three years. In addition, Mr. Cantele will be entitled to the payment of unpaid compensation and benefits, unreimbursed expenses incurred on behalf of the Bank and unused vacation accrued through the date of his termination of employment.

Change in Control Agreement for Donald E. White. The Bank entered into a one year change in control agreement with Mr. Donald E. White, Executive Vice President and Chief Financial Officer, on April 1, 2013, which will automatically renew for additional one-year terms, unless either party elects not to renew the agreement by providing notice of non-renewal to the other party at least thirty (30) days prior to the renewal date. In the event Salisbury or the Bank at any time during the term of the change in control agreement effects a transaction that would be a “change in control” (as defined in the agreement), then the agreement will be automatically extended for twelve (12) months following the date a change in control occurs.

Pursuant to the change in control agreement, Mr. White is eligible to receive benefits subject to certain conditions set forth in the agreement in the event that Mr. White is involuntarily terminated on or after a change in control for reasons other than “cause” (as defined in the agreement) (or due to his death or disability), or is voluntarily terminated for “good reason” (also, as defined in the agreement) on or after a change in control. Such change in control benefits include a lump sum cash payment equal to one and one-half times Mr. White’s annual base salary in effect on his date of termination, or if greater, his average annual base salary rate for the twelve (12) months immediately prior to his termination date. In addition, Mr. White would be entitled to the continuation of current Bank provided dental, medical and life insurance coverage and other benefits as set forth in the change in control agreement for eighteen (18) months. In no event will any compensation payable under the change in control agreement constitute an “excess parachute payment” under Section 280G or violate Section 409A of the Internal Revenue Code.

Payment of benefits under the change in control agreement is conditioned upon Mr. White’s covenant to comply with non-compete, non-solicitation and non-disclosure provisions for a period of eighteen (18) months following termination of employment. Notwithstanding any provision in the change in control agreement, Mr. White serves as an employee-at-will.

Employment Agreement for John M. Davies. The Bank and John M. Davies, President of the New York Region and Chief Lending Officer of the Bank, entered into an employment agreement, effective as of March 18, 2014, to provide benefits to Mr. Davies in exchange for his commitment to the long-term success of the combined institution and the ability of Mr. Davies to retain and build upon the relationships developed with Riverside Bank and those he will continue to develop in the future with the Bank. The employment agreement supersedes any prior change in control or employment agreement to which Mr. Davies was a party.

The initial term of the employment agreement will continue until the third anniversary of the effective date (the “term”). Beginning on the second anniversary of the effective date and continuing on each annual anniversary of the effective date (each an “anniversary date”) the agreement will automatically renew for an additional year, unless at least thirty (30) days prior to such anniversary date, either party gives written notice of non-renewal to the other. If such notice of non-renewal is given as permitted, the employment agreement will expire at the conclusion of the then current term. Notwithstanding any provision of the employment agreement to the contrary, the executive’s employment may be terminated at any time prior to the expiration of the term subject to the provisions of the agreement. In the event that at any time during the term of the employment agreement, Salisbury or the Bank has entered into an agreement to effect a transaction which would be a “change in control” (as defined in the employment agreement), then the term of the agreement will be automatically extended through the date that is twelve (12) months following the date on which the change in control occurs, provided, however, that if the change in control does not occur as contemplated, the term of the agreement will be the term in effect without regard to the possible change in control.

Pursuant to the employment agreement, Mr. Davies is eligible to receive certain benefits and incentives, including, but not limited to, an initial cash bonus, participation in current or future bonus or incentive plans of the Bank including the Phantom Stock Appreciation Unit and Long Term Incentive Plan and the Non-qualified Deferred Compensation Plan, stay bonuses in amounts of $100,000 to be awarded for each of the years 2015, 2016 and 2017 subject to payment and vesting requirements set forth in the employment agreement, restricted stock subject to vesting requirements set forth in the employment agreement, split dollar life insurance, and an existing car lease until the expiration of the current term of such lease. In addition, the employment agreement provides that Mr. Davies will be reimbursed for reasonable travel, entertainment and other expenses incurred or paid by him in connection with, or related to, the performance of his duties, responsibilities or services under the agreement subject to the policies of the Bank. Subject to all applicable eligibility requirements, and legal limitations, Mr. Davies will be able to participate in any and all 401(k), vacation, medical, dental, life and long-term disability insurance and/or other benefit plans which from time to time may be established for other executives of the Bank.

In the event of involuntary termination of employment for reasons other than “cause” (as defined in the employment agreement) or a voluntary termination of employment for “good reason” (also defined in the employment agreement) occurring on or after a change in control, Executive will be entitled to a lump sum cash payment equal to two (2.0) times the greater of his annual base salary rate in effect on the date of termination or his average annual base salary rate for the twelve-month period ending on the last day of the month preceding the date of termination, payable within sixty (60) days following termination. The Bank will also provide Mr. Davies with life insurance coverage and non-taxable medical and dental coverage, at no cost to him, substantially comparable to the coverage maintained for him prior to his date of termination, for a period of two (2) years. In addition, Mr. Davies will be entitled to the payment of unpaid compensation and benefits, unreimbursed expenses incurred on behalf of the Bank and unused vacation accrued through the date of his termination of employment.

Payment of benefits under the Agreement are conditioned upon the Executive’s covenant to comply with non-compete, non-solicitation and non-disclosure provisions for a period of one (1) year following the Executive’s separation from service with the Bank.

Non-qualified Deferred Compensation Plan. On January 25, 2013, the Board of Directors adopted a Non-qualified Deferred Compensation Plan (the “NQDC Plan”) effective as of January 1, 2013. The NQDC Plan permits the Board of Directors to select certain key employees of the Bank, including the NEOs, to participate in the NQDC Plan, provided that such employees also evidence their participation by execution of a participation agreement.

At the end of each NQDC Plan year, if the Bank’s Board of Directors has approved a discretionary contribution, the NQDC Plan administrator will credit the participant’s account with such contribution. As of the last day of each NQDC Plan year, the NQDC Plan administrator will credit each account with interest on the account balance equal to the Bank’s highest certificate of deposit rate for that year, compounded annually. Additional earnings may be credited based on the achievement of performance metrics established by the Board of Directors on the first business day of the calendar year. The benefits under the NQDC Plan will be subject to the vesting schedule set forth in the participation agreement. Notwithstanding the vesting schedule, the account balance will become automatically 100% vested upon involuntary termination without cause, death, disability or a change in control.

In the event there is a separation from service other than due to “cause” (as defined in the NQDC Plan), death, disability or a change in control, participants will be entitled to the amount of their vested account balance under the NQDC Plan, payable within 60 days after separation from service. In the event a change in control occurs and the participant has an involuntary separation from service (other than for cause) or resigns for good reason, they will be entitled to benefits under the NQDC Plan, payable in a lump sum within 60 days after termination of employment, subject to the requirements of Section 409A of the Internal Revenue Code. If the participant dies while employed at the Bank or after their termination but during the payout period, their beneficiary will be paid a death benefit in a lump sum payment within 30 days after their death. The death benefit will be equal to their account balance at such time. In the event the participant becomes disabled while employed at the Bank, they will be paid a disability benefit in a lump sum within 30 days after the determination of their disability unless the participant elects another form of payment in their participation agreement. The disability benefit will be equal to their account balance as of the date of disability. Payment of benefits under the NQDC Plan are conditioned on the participant’s covenant to comply with non-compete, non-solicitation and non-disclosure provisions for a period of one year following separation from service.

Phantom Stock Appreciation Unit and Long Term Incentive Plan. Effective January 1, 2015, the Board of Directors adopted the 2015 Phantom Stock Appreciation Unit and Long-Term Incentive Plan (the “Plan”) to promote the long-term financial success of Salisbury and the Bank, by providing a means to attract, retain and reward individuals who can and do contribute to such success and further align their interests with those of Salisbury’s Shareholders. The Plan shall be administered by the Compensation Committee. The only awards that may be granted under the Plan are Phantom Stock Appreciation Units. A “Phantom Stock Appreciation Unit” represents the right to receive a cash payment on the determination date (i.e., the vesting date) equal to the positive difference between the strike price (which shall not be less than the tangible book value) on the grant date and the tangible book value of a share of Salisbury’s Common Stock on the determination date. The determination date will be established by the Compensation Committee on or before the grant date. The number of Phantom Stock Appreciation Units available for award under the Plan shall be Two Million Five Hundred Thousand (2,500,000). Effective January 1, 2015, the Plan was amended in order to limit the maximum number of Phantom Stock Appreciation Units that may be issued in any one Plan Year to 200,000; and to provide that grants of Phantom Stock Appreciation Units not made within a Plan Year shall not be added to or serve to increase the grant limit in any future Plan Year. The vesting of an award will generally be accelerated upon separation from service due to death, disability, involuntary termination without cause or the occurrence of a change in control.

On January 2, 2015, the Compensation Committee granted a total of 48,894 Phantom Stock Appreciation Units pursuant to the Plan, including 23,012 units to three NEOs. Mr. Cantele received 11,484 units, Mr. Davies received 5,963 units and Mr. White received 5,565 units. The units will vest on the third anniversary of the grant date. On January 29, 2016, the Compensation Committee granted a total of 47,470 Phantom Stock Appreciation Units pursuant to the Plan, including 23,012 units to three NEOs. Mr. Cantele received 11,484 units, Mr. Davies received 5,963 units and Mr. White received 5,565 units. The units will vest on the third anniversary of the grant date. On January 27, 2017, the Compensation Committee granted a total of 56,600 Phantom Stock Appreciation Units pursuant to the Plan, including 23,100 units to three NEOs. Mr. Cantele received 11,500 units, Mr. Davies received 6,000 units and Mr. White received 5,600 units. The units will vest on the third anniversary of the grant date.

Split Dollar Life Insurance Arrangements. During the 2016 calendar year, Messrs. Cantele, Davies, and White and certain other senior executives were parties to split dollar life insurance agreements with the Bank, which upon the executive’s death, would split the death benefit payable under one or more insurance policies between the executive’s beneficiary and the Bank. The maximum payment under the death benefit is based on whether the executive is a member of executive management or senior management. The split dollar life insurance agreement provides the beneficiary of such executive with a pre-retirement death benefit of three (3) times annual base salary, not to exceed $350,000. If the NEO remains in the employ of Salisbury until age 65, the executive’s beneficiary is also entitled to a post-retirement death benefit under the agreement. Post-retirement death benefits for Mr. Cantele are 1.5 times his final salary up to a maximum of $400,000. Post-retirement death benefits for Mr. Davies and Mr. White are a reduced multiple of final annual base salary (i.e., between 1.5 times and 0.5 times, depending on the former executive’s age at the time of death), with a maximum death benefit of $350,000.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth the outstanding equity awards held by our Named Executive Officers at our fiscal year ended December 31, 2016.

Outstanding Equity Awards at Fiscal Year End
Option Awards						Stock Awards
	Number of securities underlying unexercised options exercisable	Number of securities underlying unexercised options unexercisable	Equity incentive plan awards: number of securities underlying unexercisable unearned options	Option exercise price	Option expiration date	Number of shares or units of stock that have not vested(1)	Market value of shares or units of stock that have not vested(2)
Name	(#)	(#)	(#)	($)	($)	(#)	($)
Richard J. Cantele, Jr.						5,000	187,500
John M. Davies	2,700			31.11	5/27/18	1,250	46,875
Donald E. White						2,500	93,750

(1)	Stock awards listed represent grants under our 2011 Long Term Incentive Plan. The award for Mr. Cantele was granted 1/29/16 and vests on the third anniversary of the grant date. Mr. Davies was granted an award 12/5/14, which vests over four years, with 25% vesting on the grant date and 25% each year thereafter, as well as an award granted 1/29/16, which vests on the third anniversary of the grant date. Mr. White was granted an award 1/2/14, which vests on the third anniversary of the grant date, as well as an award granted 1/29/16, which vests on the third anniversary of the grant date.
(2)	Reflects the value of the restricted stock awards as of the fiscal year ended December 31, 2016.

BOARD OF DIRECTORS COMPENSATION

The following table summarizes the compensation paid to non-employee directors for the fiscal year ended December 31, 2016. Directors who are employees of Salisbury or Salisbury Bank receive no additional compensation for Board service. The compensation received by Mr. Cantele, who is the only director employee of Salisbury, is reflected in the Summary Compensation Table on page 22 of this Proxy Statement.

2016 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)		Stock Awards(1) ($)	All Other Compensation ($)		Total ($)
Louis E. Allyn, II	15,225	(2)	10,135	0		25,360
Charles M. Andola	15,875		10,135	0		26,010
George E. Banta	12,725		10,135	0		22,860
Arthur J. Bassin	21,375	(3)	10,135	0		31,510
Louise F. Brown	12,375		10,135	0		22,510
Robert S. Drucker(4)	7,375		10,135	0		17,510
David B. Farrell	19,125	(5)	10,135	0		29,260
Michael D. Gordon	14,675		10,135	0		24,810
Polly Diane Hoe	14,125		10,135	0		24,260
Nancy F. Humphreys	19,125	(6)	10,135	0		29,260
Holly J. Nelson	15,875		10,135	0		26,010
John F. Perotti	17,750	(7)	10,135	25,594	(8)	53,479
Rudolph P. Russo	14,475		10,135	0		24,610
Michael A. Varet	29,100	(9)	10,135	0		39,235

(1)	Represents the aggregate grant date fair value of shares of Salisbury’s common stock issued on May 17, 2016, pursuant to the 2011 Long Term Incentive Plan, valued at $29.81 per share. Each Director received 340 shares. The shares will be fully vested upon the Director ceasing to be a director, whether or not employed by Salisbury or any Affiliate.
(2)	Includes $1,250 paid to Mr. Allyn for his services as Chairperson of the Loan Committee (pro-rated).
(3)	Includes $3,750 paid to Mr. Bassin for his services as Chairperson of the Compensation Committee.
(4)	Mr. Drucker retired from the Board in May 2016.
(5)	Includes $3,750 paid to Mr. Farrell for his services as Chairperson of the Audit Committee.
(6)	Includes $3,750 paid to Mrs. Humphreys for her services as Chairperson of the ALCO/Investment Committee.
(7)	Includes $1,875 paid to Mr. Perotti for his services as Chairperson of the Trust Committee.
(8)	Represents supplemental retirement payments paid to Mr. Perotti.
(9)	Includes $14,625 paid to Mr. Varet for his services as Chairman.

Directors’ Fees

During 2016, each non-employee director who served as a director for the full year received an annual retainer of $7,500. In addition, non-employee directors received $500 for each Board of Directors meeting attended and $350 for each committee meeting attended. The Chairman received an annual retainer of $19,500, the Chairpersons of the Audit Committee, the ALCO/Investment Committee, and the Compensation Committee received an annual retainer of $5,000, and the Chairpersons of the Trust Committee and the Loan Committee received an annual retainer of $2,500.

Supplemental Retirement Agreement

As the former Chief Executive Officer of Salisbury and the Bank, Director Perotti is receiving benefits under a supplemental retirement agreement that was established for his benefit during his employment. Following his retirement, Mr. Perotti commenced receiving monthly payments in January 2010 and these payments will continue through December 2019. The monthly payments are adjusted annually to reflect the lesser of a five percent (5%) increase or “The Monthly Consumer Price Index for All Urban Consumers, United States City Average, All Items” published by the Bureau of Labor Statistics and are paid for a period of ten (10) years. The aggregate monthly payments in 2016 were $25,594. The supplemental retirement agreement includes provisions that prevent Mr. Perotti from working for a competitor in the proximity of the Bank.

Transactions with Management and Others

Salisbury and the Bank have had, and expect to have in the future, transactions in the ordinary course of business with certain directors, officers and their associates on substantially the same terms as those available for comparable transactions with others not related to Salisbury or the Bank.

In December 2015, Salisbury issued $10 million in the aggregate principal amount of fixed to floating rate subordinated notes to various accredited investors including certain of Salisbury’s directors, and used the proceeds therefrom, along with cash-on-hand, to fully redeem $16 million shares of its outstanding Series B Preferred Stock, which were issued pursuant to the participation in the U.S. Treasury’s Small Business Lending Fund program. Former Director Robert S. Drucker, who participated as an investor in such private placement in the amount of $200,000 on the same terms as all other investors, was the only director of Salisbury who participated in an amount over $120,000. The subordinated notes have a maturity date of December 15, 2025 and bear interest at an annual rate of 6.00% from and including the original issue date of the subordinated notes to, but excluding, December 15, 2020, payable semi-annually in arrears on June 15 and December 15 of each year. Thereafter, from and including December 15, 2020 to, but excluding, December 15, 2025, the annual interest rate will be reset quarterly and equal to three-month LIBOR, plus 430 basis points, as described in the subordinated notes, payable quarterly, in arrears, on March 15, June 15, September 15 and December 15 through December 15, 2025 or an earlier redemption date. The subordinated notes include an optional redemption, without penalty, on or after December 15, 2020 and, in certain limited circumstances, before that date. The indebtedness evidenced by the subordinated notes, including principal and interest, is unsecured and subordinate and junior in right of Salisbury’s payment to general and secured creditors and depositors of the Bank.

Indebtedness of Management and Others

Some of the directors and executive officers of Salisbury and the Bank, as well as firms and companies with which they are associated, are or have been customers of the Bank and, as such, have had banking transactions with the Bank. As a matter of policy, loans to directors and executive officers were, and in the future will be, made in the ordinary course of business on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with other persons not related to Salisbury and the Bank and did not, and in the future will not, involve more than the normal risk of collectability or present other unfavorable features.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires Salisbury’s executive officers, directors and other persons who own more than ten percent (10%) of Salisbury’s Common Stock to file with the SEC reports of ownership and changes in ownership of Salisbury’s Common Stock and to furnish Salisbury with copies of all such reports that they file.

Based on a review of copies of reports filed with the SEC since January 1, 2016 and of written representations by executive officers and directors, all persons subject to the reporting requirements of Section 16(a) are believed by management to have filed the required reports on a timely basis.

PROPOSAL 2

TO RATIFY THE APPOINTMENT OF INDEPENDENT AUDITORS

Shareholders are asked to consider and ratify the appointment of Baker Newman & Noyes, P.A., LLC (“BNN”) as independent auditors to audit the consolidated financial statements of Salisbury for the fiscal year ending December 31, 2017. If Shareholders do not ratify the appointment of BNN, the Audit Committee will consider the vote of Shareholders in selecting the independent auditors in the future.

The reports of BNN on the financial statements of Salisbury for the years ended December 31, 2016 and 2015 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle. In connection with its audits for the years ended December 31, 2016 and 2015 and reviews of Salisbury’s financial statements, there were no disagreements with BNN on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BNN, would have caused them to make reference thereto in their reports, and there have been no reportable events as described in Item 304(a)(1)(v) of Regulation S-K.

A representative of BNN is expected to attend the Annual Meeting, and he or she will be provided an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

Relationship with Independent Public Accountants

Audit Fees

The aggregate fees billed for professional services rendered for the audit of Salisbury’s annual financial statements as presented on Forms 10-K for the last two (2) fiscal years and the reviews of the financial statements included in Salisbury’s Forms 10-Q for the quarters of the fiscal years ended December 31, 2016 and December 31, 2015 were $212,143 and $154,500, respectively.

Audit Related Fees

Fees billed in each of the last two (2) fiscal years for assurance and related services that are reasonably related to performance of the audit or review of Salisbury’s financial statements that are not reported under “Audit Fees” above for each of the fiscal years ended December 31, 2016 and December 31, 2015 were $15,400 and $13,500, respectively.

Tax Fees

The aggregate fees billed in each of the last two (2) fiscal years for professional services rendered for tax preparation for the fiscal years ended December 31, 2016 and December 31, 2015 were $15,760 and $15,000, respectively.

All Other Fees

The aggregate fees billed for services rendered, other than the services covered above, for each of the last two (2) fiscal years ended December 31, 2016 and December 31, 2015 were $0 and $0, respectively.

Independence

The Audit Committee of the Board of Directors of Salisbury has considered and determined that the provision of services rendered by BNN relating to matters noted above is compatible with maintaining the independence of such auditors.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent auditors, other than those listed under the de minimus exception. These services may include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to a particular service or category of services, and is generally subject to a specific budget. The Audit Committee has delegated pre-approval authority to its Chairman when expeditious delivery of services is necessary. The independent auditors and management are required to report to the full Audit Committee regarding the extent of services provided by independent auditors in accordance with this pre-approval and the fees for the services performed to date. In 2016, there were no fees paid to BNN that were approved by the Audit Committee pursuant to §17 C.F.R. 210.2-01(c)(7)(i)(C) with respect to waivers of preapproval requirements.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 2 TO RATIFY THE APPOINTMENT OF BNN AS INDEPENDENT AUDITORS TO AUDIT THE CONSOLIDATED FINANCIAL STATEMENTS OF SALISBURY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2017. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY A CONTRARY CHOICE ON THE PROXY CARD. THE PROPOSAL TO RATIFY THE APPOINTMENT OF BAKER NEWMAN & NOYES, P.A., LLC WILL BE APPROVED IF THE AFFIRMATIVE VOTES CAST EXCEED THE VOTES CAST OPPOSING THE PROPOSAL.

PROPOSAL 3

TO APPROVE, ON A NON-BINDING ADVISORY BASIS, THE COMPENSATION OF THE

NAMED EXECUTIVE OFFICERS

The compensation of our President and Chief Executive Officer, our Chief Lending Officer, and our Chief Financial Officer (“Named Executive Officers”) is described in the executive compensation tables of this Proxy. Shareholders are encouraged to carefully review the executive compensation sections of this Proxy Statement, which discuss our compensation policies and procedures with respect to our Named Executive Officers.

In accordance with Section 14A of the Exchange Act, Shareholders will be asked at the Annual Meeting to provide their support with respect to the compensation of our Named Executive Officers by voting on the following advisory, non-binding resolution:

“RESOLVED, that the compensation paid to Salisbury Bancorp, Inc.’s Named Executive Officers, as disclosed in this Proxy Statement pursuant to Item 402 of Securities and Exchange Commission Regulation S-K, including the compensation tables and narrative discussion is hereby APPROVED.”

This advisory vote, commonly referred to as a “say-on-pay” advisory vote, is non-binding on the Board of Directors. Although non-binding, the Board of Directors and the Compensation Committee value constructive dialogue on executive compensation and other important governance topics with our Shareholders and encourage all Shareholders to vote their shares on this matter. The Board of Directors and the Compensation Committee will review the voting results and take them into consideration when making future decisions regarding our executive compensation.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RESOLUTION SET FORTH IN PROPOSAL 3 TO APPROVE, ON A NON-BINDING BASIS, THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY A CONTRARY CHOICE ON THE PROXY CARD. THE PROPOSAL WILL BE APPROVED IF THE AFFIRMATIVE VOTES CAST EXCEED THE VOTES CAST OPPOSING THE PROPOSAL, HOWEVER, THE RESULTS OF SUCH VOTE SHALL BE NON-BINDING.

PROPOSAL 4

TO APPROVE THE 2017 LONG TERM INCENTIVE PLAN

The shareholders are being asked to consider and vote upon a proposal to adopt the Salisbury Bancorp, Inc. 2017 Long Term Incentive Plan (the “2017 LTIP”) which is described below.

The purpose of the 2017 LTIP is to assist Salisbury and the Bank in attracting, motivating, retaining and rewarding employees, officers and directors by enabling such persons to acquire or increase a proprietary interest in Salisbury in order to strengthen the mutuality of interests between such persons and our shareholders, and providing such persons with stock-based long-term performance incentives to expend their maximum efforts in the creation of shareholder value. The Board of Directors adopted the 2017 LTIP on February 24, 2017, subject to shareholder approval at the 2017 Annual Meeting. Upon shareholder approval of the 2017 LTIP, no further awards will be made under the 2011 LTIP, which shall remain in existence solely for purposes of administering outstanding grants.

Shareholder approval of the 2017 LTIP is required to comply with the incentive stock option rules under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) and for purposes of complying with the shareholder approval requirements for the listing of shares on the NASDAQ equities market.

Summary of the 2017 Long Term Incentive Plan

The terms of the 2017 LTIP provide for the grant of stock options, restricted stock, restricted stock units, performance awards, deferred stock, dividend equivalents, and stock or other stock-based awards that may be settled in shares of Common Stock, cash, or other property (collectively, “awards”). The following is a summary of certain principal features of the 2017 LTIP. This summary is qualified in its entirety by reference to the complete text of the 2017 LTIP, which is attached to this Proxy Statement as Appendix A. Shareholders are urged to read the actual text of the 2017 LTIP in its entirety.

Shares Available for Awards; Award Limitations. Under the 2017 LTIP, the total number of shares of Common Stock reserved and available for issuance in the next ten years in connection with awards under the 2017 LTIP is 200,000 shares of Common Stock, which represents approximately 7% of Salisbury’s 2,770,236 outstanding shares of Common Stock as of the Record Date March 20, 2017. Of the maximum shares available under the 2017 LTIP, 200,000 shares may be issued upon the exercise of stock options (all of which may be granted as incentive stock options) and 150,000 shares may be issued as restricted stock or restricted stock units (including deferred stock units), provided that, to the extent that a share is issued as a restricted stock award or a restricted stock unit, the share would no longer be available for award as a stock option, unless the restricted stock award or restricted unit is forfeited or otherwise returned to the 2017 LTIP. Shares of Common Stock with respect to awards previously granted under the 2017 LTIP that are cancelled, terminate without being exercised, expire, are forfeited or lapse will again be available for issuance pursuant to award as stock options, restricted stock or restricted stock units. Shares of Common Stock subject to awards settled in cash and shares of Common Stock that are surrendered in payment of any award or any tax withholding requirements shall no longer be available for issuance and will be deducted from the shares available for awards under the 2017 LTIP.

In addition, the 2017 LTIP limits the maximum number of shares that may be issued to any one employee as incentive stock options to 50,000, all of which may be issued in any one year, and the maximum number of awards of any type that may be issued to any one employee in any one year to 50,000. No director may receive more than five percent (5%) of the total awards available for grant under the 2017 LTIP, which represents 10,000 shares, and all directors, in the aggregate, may not receive more than thirty percent (30%) of the total awards available for grant under the 2017 LTIP, which represents 60,000 shares. These limits are subject to adjustment to the extent that grants to an employee or director have been canceled, terminated, expired or forfeited and are available again under the terms of the 2017 LTIP for future awards.

Subject to applicable law and the rules and regulations of the NASDAQ equities market, the Compensation Committee or the Board will adjust the limitations described above and adjust outstanding awards, including adjustments to exercise prices of options and other affected terms of awards, in the event that the per share value of the Common Stock changes due to, for example, a stock dividend, stock split, spin-off, rights offering or large nonrecurring cash dividend. Also, in anticipation of or upon the occurrence of a corporate transaction, such as a merger, reorganization, combination or exchange of shares, the Compensation Committee or the Board may, in its sole discretion, provide that awards will be settled in cash rather than shares of Common Stock, that awards will become immediately vested and exercisable, that awards will be assumed by another party to a transaction or otherwise equitably converted or substituted in connection with such transaction, that outstanding awards may be settled in cash, that performance targets and performance periods will be modified or any combination of the foregoing.

Eligibility. The persons eligible to receive awards under the 2017 LTIP are the officers, directors and employees of Salisbury and the Bank. Non-employee directors are not eligible by law to receive incentive stock options under the 2017 LTIP.  An employee on leave of absence generally may be considered as still in the employ of Salisbury or the Bank for purposes of eligibility for participation in the 2017 LTIP. As of March 20, 2017, approximately 195 persons, including non-employee directors, were potentially eligible to participate in the 2017 LTIP.

Administration. The 2017 LTIP is to be administered by the Compensation Committee appointed by the Board. However, subject to such limitations as may be set forth in Code Section 162(m) relating to qualified performance-based awards granted under the 2017 LTIP, the Board may exercise any power or authority granted to the Compensation Committee. Subject to the terms of the 2017 LTIP, the Compensation Committee or the Board is authorized to select eligible persons to receive awards, determine the type and number of awards to be granted and the number of shares of Common Stock to which awards will relate, specify times at which awards will be exercisable or will settle, including performance conditions that may be required as a condition thereof, set other terms and conditions of awards, prescribe forms of award agreements, interpret and specify rules and regulations relating to the 2017 LTIP, and make all other determinations that may be necessary or advisable for the administration of the 2017 LTIP.

Stock Options. The Compensation Committee or the Board is authorized to grant (i) stock options, including (a) incentive stock options, which can result in potentially favorable tax treatment to the participant, and (b) non-qualified stock options. The exercise price per share subject to an option is determined by the Compensation Committee or the Board, but shall not be less than the fair market value of a share of Common Stock on the date of grant. The term “fair market value” with respect to shares of Common Stock generally means the closing sales price per share of the Common Stock as reported on the NASDAQ equities market on the date as of which such value is being determined or, if there is no sale on that date, then on the last preceding day on which a sale was reported. The maximum term of each option, the times at which each option will be exercisable, and provisions requiring forfeiture of unexercised options at or following termination of employment generally are fixed by the Compensation Committee or the Board, except that no option may have a term exceeding ten years. Stock options may be exercised by payment of the exercise price in cash or cash equivalents, delivery of shares of Common Stock that have been previously acquired, the withholding of shares of Common Stock to be delivered upon exercise or any other “cashless exercise” arrangement, as the Compensation Committee or the Board may determine at the time of grant or from time to time thereafter. Methods of exercise are determined by the Compensation Committee or the Board. Stock options may include a feature, as determined by the Compensation Committee or the Board, that provides that the stock option will be automatically exercised immediately prior to its expiration if it has a positive value.

Restricted Stock, Restricted Stock Units and Deferred Stock Units. The Compensation Committee or the Board is authorized to grant restricted stock, restricted stock units and deferred stock units. Restricted stock is a grant of shares of Common Stock which may not be sold or disposed of, and which shares may be forfeited in the event of certain terminations of employment or failure to satisfy performance goals, prior to the end of a restricted period specified by the Compensation Committee or the Board. A participant granted restricted stock generally has all of the rights of a shareholder, including the right to receive dividends, unless it is determined by the Compensation Committee or the Board that prior to the time that the shares of restricted stock are vested the dividends will be forfeited, reinvested in restricted stock with the same terms or held in a non-interest bearing account until the shares of restricted stock vest  Restricted stock units confer upon a participant the right to receive shares of Common Stock (or the equivalent value in cash) in the future, subject to forfeiture in the event of certain terminations of employment or failure to satisfy performance goals prior to the end of a restricted period specified by the Compensation Committee or the Board. A grant of deferred stock units confers upon a participant the right to receive shares of Common Stock (or the equivalent value in cash) at a future time determined by the Compensation Committee or the Board, or as determined by the participant within guidelines determined by the Compensation Committee or the Board in the case of voluntary deferral elections. Prior to settlement, a grant of restricted stock units or deferred stock units carries no voting or dividend rights or other rights associated with share ownership, although dividend equivalents may be granted, as discussed below.

Performance Awards. The Compensation Committee or the Board may grant performance awards, which are awards under the 2017 LTIP, including cash-based awards, with performance-based vesting criteria. Performance awards may have such terms and conditions as may be selected by the Compensation Committee or the Board. The Compensation Committee or the Board has the complete discretion to determine the number of performance awards granted to each participant and to designate the provisions of the performance awards. All performance awards which become vested will be subject to recovery (“clawback”) by Salisbury to the extent required by law or regulations applicable to Salisbury or pursuant to the clawback policy adopted by Salisbury. The Compensation Committee or the Board may establish performance goals for performance awards, which may be based on any criteria selected by the Compensation Committee or the Board. Such performance goals may be described in terms of corporate-wide objectives or in terms of objectives that relate to the performance of the participant, an affiliate (which includes the Bank), or a division, region, department or function within Salisbury or an affiliate. If the Compensation Committee or the Board determines that a change in the business, operations, corporate structure or capital structure of Salisbury or the Bank or the manner in which Salisbury or an affiliate conducts its business or other events or circumstances render performance goals to be unsuitable, the Compensation Committee or the Board may modify such performance goals in whole or in part, as they deem appropriate. If a participant is promoted, demoted or transferred to a different business unit or function during a performance period, the Compensation Committee or the Board may determine that the performance goals or performance period are no longer appropriate and may (i) adjust, change or eliminate the performance goals or the applicable performance period as it deems appropriate to make such goals and period comparable to the initial goals and period, (ii) make a cash payment to the participant in an amount determined by the Compensation Committee, or the Board or (iii) terminate such unvested performance award without any payment to the participant. Notwithstanding the foregoing, in the event a performance-based award is made to named executive officers and is intended to satisfy the conditions of Section 162(m) of the Code, the performance-based conditions must be set solely by the Compensation Committee and may be ratified by the Board.

The grant, vesting of and establishment of any performance measures that are intended to be qualified performance-based measures shall be made by the Compensation Committee within the period required under Code Section 162(m) and shall comply with all applicable requirements of that Code Section. If intended to be qualified performance-based compensation, such performance measures must be based on any one or more of the following: (i) book value or tangible book value per share; (ii) basic earnings per share; (iii) basic cash earnings per share; (iv) diluted earnings per share; (v) diluted cash earnings per share; (vi) return on equity; (vii) net income or net income before taxes; (viii) cash earnings; (ix) net interest income; (x) non-interest income; (xi) non-interest expense to average assets ratio; (xii) cash general and administrative expense to average assets ratio; (xiii) efficiency ratio; (xiv) cash efficiency ratio; (xv) return on average assets; (xvi) cash return on average assets; (xvii) return on average shareholders’ equity; (xviii) cash return on average shareholders’ equity; (xix) return on average tangible shareholders’ equity; (xx) cash return on average tangible shareholders’ equity; (xxi) core earnings; (xxii) operating income; (xxiii) operating efficiency ratio; (xxiv) net interest rate margin or net interest rate spread; (xxv) growth in assets, loans, or deposits; (xxvi) loan production volume; (xxvii) non-performing loans; (xxviii) cash flow; (xxix) total shareholder return; (xxx) strategic business objectives, consisting of one or more objectives based upon meeting specified cost targets, business expansion goals, and goals relating to acquisitions or divestitures, or goals relating to capital raising and capital management; or (xxxi) any combination of the foregoing.

Performance measures may be based on the performance of Salisbury as a whole or on any one or more subsidiaries or business units of Salisbury or a subsidiary and may be measured relative to a peer group, an index or a business plan and may be considered as absolute measures or changes in measures. The terms of an award may provide that partial achievement of performance measures may result in partial payment or vesting of the award or that the achievement of the performance measures may be measured over more than one period or fiscal year. In establishing any performance measures, the Compensation Committee may provide for the exclusion of the effects of the following items, to the extent the exclusion is set forth in the participant’s award agreement and identified in the audited financial statements of Salisbury, including footnotes, or in the management’s discussion and analysis section of Salisbury’s annual report or in the compensation discussion and analysis section, if any, of Salisbury’s annual proxy statement: (i) extraordinary, unusual, and/or nonrecurring items of gain or loss; (ii) gains or losses on the disposition of a business; (iii) changes in tax or accounting principles, regulations, or laws; or (iv) expenses incurred in connection with a merger, branch acquisition or similar transaction.

Dividend Equivalents. The Compensation Committee or the Board is authorized to grant dividend equivalents with respect to any award available under the 2017 LTIP, other than stock option. Dividend equivalents confer on the participant the right to receive payments equal to cash dividends or distributions with respect to all or a portion of the number of shares of Common Stock subject to the award. Unless otherwise determined, dividend equivalents are deemed to be reinvested in additional shares of Common Stock subject to the same vesting restrictions as the shares to which they relate. Alternatively, the Compensation Committee or the Board may determine that dividend equivalents (except with respect to performance awards) will be paid as accrued or held in a non-interest bearing account until the award vests.

Stock or Other Stock-Based Awards. The Compensation Committee or the Board is authorized, subject to limitations under applicable law, to grant to participants such other awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of Common Stock, as deemed to be consistent with the purposes of the 2017 LTIP. These could include shares of Common Stock awarded purely as a “bonus” subject only to the minimum one year vesting provisions of the 2017 LTIP, other rights convertible or exchangeable into shares of Common Stock and awards valued by reference to book value of the Common Stock or the performance of Salisbury or the Bank. The Compensation Committee or the Board may determine the terms and conditions of such awards.

Other Terms of Awards. Awards may be settled in the form of cash, shares of Common Stock, a combination of cash and shares of Common Stock or any other property, in the discretion of the Compensation Committee or the Board. Salisbury has the authority to deduct or withhold, or require a participant to remit, an amount sufficient to satisfy any taxes required by law to be withheld with respect to any taxable event arising as a result of the 2017 LTIP. Salisbury also has the right to deduct any such taxes from any payment of any kind otherwise due to the participant. Unless otherwise determined by the Committee or the Board, any such withholding requirement may also be satisfied, in whole or in part, by withholding from the award that number of shares of Common Stock having a fair market value on the date of withholding equal to the minimum amount required to be withheld for tax purposes.

Awards granted under the 2017 LTIP generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant’s death.

Awards under the 2017 LTIP are generally granted without a requirement that the participant pay consideration in the form of cash or property for the grant, as distinguished from the exercise, except to the extent required by law. The Compensation Committee or the Board may grant awards in substitution for stock and stock-based awards held by employees of another entity who become employees of Salisbury or an affiliate as a result of a merger or consolidation of the other entity with Salisbury or an affiliate or as a result of the acquisition of the property or stock of the former employer by Salisbury or an affiliate.

Vesting and Acceleration of Vesting. Awards to employees, officers and directors will vest under the 2017 LTIP at the end of a three year period from the date of grant, unless an alternative vesting schedule is established by the Compensation Committee or the Board at the time of grant and set forth in the award agreement. Except to the extent of awards that vest upon death, disability or in certain circumstances in connection with a “change in control” (as defined below), no award will vest under the 2017 LTIP in less than one year from the date of grant. Generally, upon the termination of a person’s employment due to death or disability, all outstanding stock options will become fully exercisable; all time-based vesting restrictions on outstanding awards will lapse; and any payout opportunities attainable under performance-based awards will be deemed to have been met at target if the termination occurs during the first half of the performance period and if the termination occurs during the second half of the performance period, actual performance against targets will be measured, and in either case, the payout will be prorated for the portion of the performance period that elapsed before termination.

Change in Control. Under the 2017 LTIP, the term “change in control” generally means the occurrence of one or more of the following, other than a public offering: (a) during any consecutive 12-month period, a change in the composition of the Board such that the persons constituting the Board at the beginning of such period (the “incumbent directors”) cease to constitute a majority of the Board, provided that any director approved by a majority of the incumbent directors shall also be an incumbent director, with certain exceptions; (b) any person within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act becoming the beneficial owner of 50% or more of either the then outstanding shares of the Common Stock or the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, with certain exceptions; (c) the consummation of a reorganization, merger, consolidation, share exchange or similar form of corporate transaction involving Salisbury or the Bank, or the sale of all or substantially all of Salisbury’s assets or the acquisition of the assets or stock of another entity, unless immediately thereafter, (i) persons who were shareholders immediately prior to such transaction own more than 50% of the stock and combined voting power of the resulting entity in substantially the same proportion as prior to the transaction; (ii) no person is the beneficial owner of more than 50% of the stock and combined voting power of the resulting entity; and (iii) the incumbent directors constitute at least a majority of the directors of the resulting entity; or (d) approval by shareholders of a complete liquidation or dissolution of Salisbury.

Generally, upon a change in control, if the surviving entity does not assume an award, stock options will become fully exercisable; all time-based vesting restrictions on outstanding awards will lapse; and any payout opportunities attainable under performance-based awards will be deemed to have been met at target if the change in control occurs during the first half of the performance period and if the change in control occurs during the second half of the performance period, actual performance against targets will be measured, and in either case, the payout will be prorated for the portion of the performance period that elapsed before the change in control.

Generally, upon a change in control, if the surviving entity assumes an award or equitably converts or substitutes an award and within 12 months after the transaction the participant’s employment is terminated without cause (as defined) or the participant resigns for good reason (as defined), stock options and other awards in the nature of rights that may be exercised will become fully exercisable; all time-based vesting restrictions on outstanding awards will lapse; and any payout opportunities attainable under performance-based awards will be deemed to have been met at target if the termination occurs during the first half of the performance period and if the termination occurs during the second half of the performance period, actual performance against targets will be measured, and in either case, the payout will be prorated for the portion of the performance period that elapsed before the termination.

Regardless of whether there has been an acceleration because of death, disability or a change in control, the Committee or the Board may in its sole discretion at any time determine that, upon the termination of service of a participant or the occurrence of a change in control, all or a portion of such participant’s stock options will become fully or partially exercisable, that all or a part of the time-based vesting restrictions on all or a portion of the participant’s outstanding awards will lapse, and/or that any performance-based criteria with respect to any awards held by that participant will be deemed to be wholly or partially satisfied, in each case, as of such date as the Committee or the Board may, in its sole discretion, declare.

Amendment and Termination. The Committee or the Board may amend, modify or terminate the 2017 LTIP or the Compensation Committee’s authority to grant awards without further shareholder approval, except shareholder approval must be obtained for any amendment that would (a) materially increase the number of shares of Common Stock available under the 2017 LTIP; (b) expand the types of awards under the 2017 LTIP; (c) materially expand the class of persons eligible to participate in the 2017 LTIP; (d) materially extend the term of the 2017 LTIP; or (e) be of a nature that would require shareholder approval under applicable laws, policies or regulations. Thus, shareholder approval may not necessarily be required for every amendment to the 2017 LTIP which might increase the cost of the 2017 LTIP or alter the eligibility of persons to receive awards, although the Committee or the Board may, in its discretion, seek shareholder approval in any circumstance in which it deems such approval advisable.

The Committee or the Board may at any time amend, modify or terminate any outstanding award without approval of the participant, unless such amendment, modification or termination would adversely affect any award previously granted. The original term of any stock option may not be extended without shareholder approval.

The 2017 LTIP shall become effective upon approval of shareholders. Unless earlier terminated by the Board, the 2017 LTIP will terminate on the tenth anniversary of the effective date of the 2017 LTIP (May 17, 2027) or, if the shareholders approve an amendment that increases the number of shares of Common Stock subject to the 2017 LTIP, the tenth anniversary of such approval. The termination of the 2017 LTIP on such date will not affect the validity of any award outstanding on the date of termination, which award will continue to be governed by the applicable terms and conditions of the 2017 LTIP.

Securities Act Registration. Salisbury intends to register the shares of Common Stock available for awards under the 2017 LTIP pursuant to a registration statement on Form S-8 filed with the SEC.

Compliance with Section 409A of the Code. The 2017 LTIP provides that award agreements for any awards that the Committee or the Board reasonably determines to constitute a “non-qualified deferred compensation plan” subject to the requirements of Section 409A of the Code will be construed in a manner consistent with the requirements of Section 409A and that the Committee or the Board may amend any award agreement (and the provisions of the 2017 LTIP) if and to the extent that the Committee or the Board determines that the amendment is necessary or appropriate to comply with the requirements of Section 409A of the Code. The 2017 LTIP also provides that any such award will be subject to certain additional requirements specified in the 2017 LTIP if and to the extent required to comply with Section 409A of the Code.

Federal Income Tax Consequences of Awards

The following is a brief description of the federal income tax consequences generally arising with respect to awards under the 2017 LTIP.

Nonqualified Stock Options. An optionee is not taxable on the grant of a nonqualified stock option under the 2017 LTIP. On exercise of a nonqualified stock option granted under the 2017 LTIP, an optionee will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the shares of stock acquired on exercise of the option over the exercise price. If the optionee is an employee of Salisbury or a related entity, that income will be subject to the withholding of federal income tax. The optionee’s tax basis in those shares will be equal to the fair market value on the date of exercise of the option, and his or her holding period for those shares will begin on that date.

If an optionee pays for shares of stock on exercise of a stock option by delivering shares of Common Stock, the optionee will not recognize gain or loss on the shares delivered, even if their fair market value at the time of exercise differs from the optionee’s tax basis in them. The optionee, however, otherwise will be taxed on the exercise of the option in the manner described above as if the optionee had paid the exercise price in cash. If a separate identifiable stock certificate is issued (or book entry is made) for that number of shares equal to the number of shares delivered upon exercise of the option, the optionee’s tax basis in the shares represented by that certificate will be equal to his or her tax basis in the shares delivered, and the optionee’s holding period for those shares will include his or her holding period for the shares delivered. The optionee’s tax basis and holding period for the additional shares received on exercise of the option will be the same as if the optionee had exercised the option solely in exchange for cash.

Salisbury will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income taxable to the optionee, provided that amount constitutes an ordinary and necessary business expense for Salisbury and is reasonable in amount, and either the employee includes that amount in income or Salisbury timely satisfies its reporting requirements with respect to that amount.

Incentive Stock Options. The 2017 LTIP provides for the grant of stock options that qualify as “incentive stock options” as defined in Section 422 of the Code. Under the Code, an optionee generally is not subject to tax upon the grant or exercise of an incentive stock option. In addition, if the optionee holds a share received on exercise of an incentive stock option for at least two years from the date the incentive stock option was granted and at least one year from the date the incentive stock option was exercised (the “required holding period”), the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the holder’s tax basis in that share will be long-term capital gain or loss.

If an optionee disposes of a share acquired on exercise of an incentive stock option before the end of the required holding period (a “disqualifying disposition”), the optionee generally will recognize ordinary income in the year of the disqualifying disposition an amount equal to the excess, if any, of the fair market value of the share on the date the incentive stock option was exercised over the exercise price. If, however, the disqualifying disposition is a sale or exchange on which a loss, if realized, would be recognized for federal income tax purposes, and if the sale proceeds are less than the fair market value of the share on the date of exercise of the option, the amount of ordinary income recognized by the optionee will not exceed the gain, if any, realized on the sale. If the amount realized on a disqualifying disposition exceeds the fair market value of the share on the date of exercise of the option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

An optionee who exercises an incentive stock option by delivering shares of stock acquired previously pursuant to the exercise of an incentive stock option before the expiration of the required holding period for those shares is treated as making a disqualifying disposition of those shares. This rule prevents “pyramiding” on the exercise of an incentive stock option (that is, exercising an incentive stock option for one share and using that share, and others so acquired, to exercise successive incentive stock options) without the imposition of current income tax.

For purposes of the alternative minimum tax, the amount by which the fair market value of a share acquired on exercise of an incentive stock option exceeds the exercise price of that option generally will be an adjustment included in the optionee’s alternative minimum taxable income for the year in which the option is exercised. If, however, there is a disqualifying disposition of the share in the year in which the option is exercised, there will be no adjustment with respect to that share. If there is a disqualifying disposition in a later year, no income with respect to the disqualifying disposition is included in the optionee’s alternative minimum taxable income for that year. In computing alternative minimum taxable income, the tax basis of a share acquired on exercise of an incentive stock option is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the option is exercised.

Salisbury is not allowed an income tax deduction with respect to the grant or exercise of an incentive stock option or the disposition of a share acquired on exercise of an incentive stock option after the required holding period. However, if there is a disqualifying disposition of a share, Salisbury is allowed a deduction in an amount equal to the ordinary income includible in income by the optionee, provided that amount constitutes an ordinary and necessary business expense for Salisbury and is reasonable in amount, and either the recipient includes that amount in income or Salisbury timely satisfies its reporting requirements with respect to that amount.

Stock Awards. Generally, the recipient of a stock award will recognize ordinary compensation income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient, if any, in exchange for the stock. If, however, the stock is non-vested when it is received under the 2017 LTIP (for example, if the recipient is required to work for a period of time in order to have the right to sell the stock, as is the case with restricted stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary compensation income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days of his or her receipt of the stock award, to recognize ordinary compensation income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient, if any, in exchange for the stock.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired as stock awards will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested. Upon the disposition of any stock received as a stock award under the 2017 LTIP, the difference between the sale price and the recipient’s basis in the shares will be treated as a capital gain or loss and generally will be characterized as long-term capital gain or loss if the shares have been held for more than one year from the date as of which he or she would be required to recognize any compensation income.

Salisbury will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income taxable to the recipient of a stock award, provided that amount constitutes an ordinary and necessary business expense for Salisbury and is reasonable in amount and when the recipient either includes that amount in income or Salisbury timely satisfies its tax reporting requirements with respect to that amount.

Deduction Limits. IRC Section 162(m) generally limits Salisbury’s ability to deduct for tax purposes compensation in excess of $1.0 million per year for each of our chief executive officer and other executive officers named in the summary compensation table of Salisbury’s annual proxy statement (excluding any officer who is listed due to serving as principal financial officer of Salisbury) (“covered employees”), unless the compensation is “qualified performance-based compensation.” “Qualified performance-based compensation” is not subject to this limit and is fully deductible by Salisbury. “Qualified performance-based compensation” is compensation that is subject to a number of requirements such as shareholder approval of possible performance goals and objective quantification of those goals in advance. Restricted stock awards and other awards that are not subject to performance goals would be subject to this deduction limit if income recognized on the awards plus other compensation of the covered employee that is subject to the limit exceeds $1.0 million. Stock options available for award under the 2017 LTIP will be considered “qualified performance-based compensation” even if such awards vest solely due to the passage of time during the performance of services. Accordingly, if an award is not exempt from Section 162(m) of the Internal Revenue Code, income recognized on such award by a covered employee will be subject to the $1.0 million deduction limit on compensation.

In the case of awards granted to a covered employee that are not “qualified performance-based compensation” and are distributed after the covered employee’s retirement or other termination of employment, the $1.0 million deduction limit will not apply and the award will be fully deductible. Performance awards may provide for accelerated vesting upon death, disability, or a change in control and still be considered exempt from the $1.0 million deduction limit. The 2017 LTIP is designed so that stock options and performance-based restricted stock awards and restricted stock units that are subject to performance goals may qualify as qualified performance-based compensation that is not subject to the $1.0 million deduction limit. The Committee may take these deduction limits into account in setting the size and the terms and conditions of awards, and may decide to grant awards that result in executive compensation that exceeds the deduction limit.

Additional Tax Consequences. Some Awards may be covered by IRC Section 409A. The Compensation Committee or the Board normally will attempt to design and administer such an award in a manner that would avoid adverse federal income tax consequences under IRC Section 409A to any affected participant. Notwithstanding the foregoing, the Plan expressly provides that Salisbury does not represent to any participant that any award is exempt from or in compliance with the requirements of IRC Section 409A.

Importance of Consulting Tax Adviser. The information set forth above is a summary only and does not purport to be complete. In addition, the information is based upon current federal income tax rules and therefore is subject to change when those rules change. Moreover, because the tax consequences to any recipient may depend on his or her particular situation, each recipient should consult his or her tax adviser as to the federal, state, local and other tax consequences of the grant or exercise of an award or the disposition of stock acquired as a result of an award.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF PROPOSAL 4 TO APPROVE THE ADOPTION OF THE SALISBURY BANCORP, INC. 2017 LONG TERM INCENTIVE PLAN. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY A CONTRARY CHOICE ON THE PROXY CARD. THE PROPOSAL WILL BE APPROVED IF THE AFFIRMATIVE VOTES CAST EXCEED THE VOTES CAST OPPOSING THE PROPOSAL.

OTHER BUSINESS

Salisbury is not aware of any business to be acted upon at the Annual Meeting other than that which is discussed in this Proxy Statement. In the event that any other business requiring a vote of the Shareholders is properly presented at the meeting, the holders of the Proxies will vote your shares in accordance with their best judgment and the recommendations of a majority of the Board of Directors.

You are encouraged to exercise your right to vote. You can vote your shares by internet, toll-free telephone call, or by completing, signing and returning the enclosed proxy card for which a postage-prepaid return envelope is provided. In the event that you are later able to attend the Annual Meeting, you may revoke your Proxy and vote your shares in person. A prompt response will be helpful and your cooperation is appreciated.

A copy of the Annual Report to Shareholders for the fiscal year ended December 31, 2016, which includes the consolidated financial statements of Salisbury for the fiscal year ended December 31, 2016, is available on Salisbury’s website at salisburybank.com under “Shareholder Relations”. Copies may be obtained without charge by any Shareholder upon written request to: Shelly L. Humeston, Secretary, Salisbury Bancorp, Inc., 5 Bissell Street, P. O. Box 1868, Lakeville, Connecticut 06039-1868.

DEADLINE FOR SUBMISSION OF SHAREHOLDER PROPOSALS

Any proposal that a Salisbury Shareholder wishes to have included in Salisbury’s Proxy Statement and form of Proxy relating to Salisbury’s 2018 Annual Meeting of Shareholders under Rule 14a-8 of the SEC must be received by Salisbury’s Secretary at 5 Bissell Street, P.O. Box 1868, Lakeville, Connecticut 06039-1868 by December 8, 2017. A Shareholder wishing to submit a proposal must follow the procedures outlined in Rule 14a-8 of the Exchange Act and must satisfy the requirements set forth in Salisbury’s Bylaws. Accordingly, a Shareholder’s notice to the Secretary shall set forth as to each matter the Shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on Salisbury’s books, of the Shareholder proposing such business, (iii) the class and number of shares of Salisbury that are beneficially owned by the Shareholder, and (iv) any material interest of the Shareholder in such business. The Secretary may also require, in writing and prior to the meeting, any and all information about the Shareholder or the proposed matter which the Secretary determines in his or her discretion to be appropriate using the then current requirements of Regulation 14A under the Exchange Act. For business proposed to be brought before next year’s annual meeting by a Shareholder other than a proposal submitted in accordance with Rule 14a-8, such proposal must be received by the Secretary no later than forty-five (45) days prior to the date of the proxy statement released to shareholders in connection with the annual meeting in the prior year in order to be considered timely and must otherwise comply with the requirements set forth in Salisbury’s Bylaws. Nothing in this paragraph shall be deemed to require Salisbury to include in its Proxy Statement and form of Proxy for such meeting any Shareholder proposal which does not meet the requirements of the SEC in effect at the time.

SHAREHOLDER INFORMATION

Salisbury’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 as filed with the SEC is also available on Salisbury’s website at salisburybank.com under “Shareholder Relations”, “SEC Filings”. Copies may be obtained without charge by any Shareholder upon written request to: Shelly L. Humeston, Secretary, Salisbury Bancorp, Inc., 5 Bissell Street, P. O. Box 1868, Lakeville, Connecticut 06039-1868.

Salisbury’s Annual Report for the fiscal year ended December 31, 2016 accompanies this document and is not incorporated by reference.

BY ORDER OF THE BOARD OF DIRECTORS OF

SALISBURY BANCORP, INC.

_____________________________

Shelly L. Humeston

Secretary

Lakeville, Connecticut

April 10, 2017

Appendix A

SALISBURY BANCORP, INC.

2017 LONG TERM INCENTIVE PLAN

ARTICLE 1
PURPOSE

1.1. GENERAL.
The purpose of the Salisbury Bancorp, Inc. 2017 LONG TERM INCENTIVE PLAN (the “Plan”) is to promote the success and enhance the value of Salisbury Bancorp, Inc. (the “Corporation”), by linking the personal interests of employees, officers and directors of the Corporation or any Affiliate (as defined below) to those of the Corporation’s shareholders and by providing such persons with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Corporation in its ability to motivate, attract, and retain the services of employees, officers and directors upon whose judgment, interest, and special effort the successful conduct of the Corporation’s operation is largely dependent. Accordingly, the Plan permits the grant of incentive awards from time to time to selected employees, officers and directors of the Corporation and its Affiliates. The Corporation also sponsors the Salisbury Bancorp, Inc. 2011 Long Term Incentive Plan (the “2011 Plan”). Upon shareholder approval of this Plan, no further awards shall be granted under the 2011 Plan and the 2011 Equity Plan shall remain in existence solely for the purpose of administering outstanding grants.

ARTICLE 2
DEFINITIONS

2.1. DEFINITIONS. When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be given the meaning ascribed to it in this Section or in Section 1.1 unless a clearly different meaning is required by the context. The following words and phrases shall have the following meanings:

(a) “Affiliate” means (i) any Subsidiary or Parent, or (ii) an entity that directly or through one or more intermediaries controls, is controlled by or is under common control with, the Corporation, as determined by the Committee.

(b)  “Award” means an award of Options, Restricted Stock, Restricted Stock Units, Deferred Stock Units, Performance Awards, Dividend Equivalents, Other Stock-Based Awards, Directors Stock Retainer Awards, or any other right or interest relating to Stock or cash, granted to a Participant under the Plan.

(c)  “Award Certificate” means a written document, in such form as the Committee prescribes from time to time, setting forth the terms and conditions of an Award. Award Certificates may be in the form of individual award agreements or certificates or a program document describing the terms and provisions of an Award or series of Awards under the Plan. The Committee may provide for the use of electronic, internet or other non-paper Award Certificates, and the use of electronic, internet or other non-paper means for the acceptance thereof and actions thereunder by a Participant.

(d)  “Bank” means Salisbury Bank and Trust Company.

(e)  “Beneficial Owner” shall have the meaning given such term in Rule 13d-3 of the General Rules and Regulations under the 1934 Act.

(f)  “Blackout Period” shall have the meaning described in Section 7.1(c).

(g)  “Board” means the Board of Directors of the Corporation.

(h)  “Cause” as a reason for a Participant’s termination of employment shall have the meaning assigned such term in the employment, severance or similar agreement, if any, between such Participant and the Corporation or an Affiliate, provided, however that if there is no such employment, severance or similar agreement in which such term is defined, and unless otherwise defined in the applicable Award Certificate, “Cause” shall mean any of the following acts by the Participant, as determined by the Committee: gross neglect of duty, prolonged absence from duty without the consent of the Corporation, material breach by the Participant of any published Corporation code of conduct or code of ethics; or willful misconduct, misfeasance or malfeasance of duty which is reasonably determined to be detrimental to the Corporation. With respect to a Participant’s termination of directorship, “Cause” means an act or failure to act that constitutes cause for removal of a director under applicable Connecticut law. The determination of the Committee as to the existence of “Cause” shall be conclusive on the Participant and the Corporation.

(i) “Change in Control” means and includes the occurrence of one or more of the following events, but shall specifically exclude a Public Offering:

(i)  during any consecutive 12-month period, individuals who, at the beginning of such period, constitute the Board of Directors of the Corporation (the “Incumbent Directors”) cease for any reason to constitute at least a majority of such Board, provided that any person becoming a director after the beginning of such 12-month period and whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Corporation as a result of an actual or threatened election contest with respect to the election or removal of directors (“Election Contest”) or other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board (“Proxy Contest”), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest, shall be deemed an Incumbent Director; or

(ii)  any person becomes a Beneficial Owner, directly or indirectly, of either (A) 50% or more of the then-outstanding shares of the Corporation’s Stock or (B) securities of the Corporation representing 50% or more of the combined voting power of the Corporation’s then outstanding securities eligible to vote for the election of directors (the “Corporation Voting Securities”); provided, however, that for purposes of this subsection (ii), the following acquisitions of Corporation’s Stock or Corporation Voting Securities shall not constitute a Change in Control: (w) an acquisition directly from the Corporation, (x) an acquisition by the Corporation or a Subsidiary, (y) an acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any Subsidiary, or (z) an acquisition pursuant to a Non-Qualifying Transaction (as defined in subsection (iii) below); or

(iii)  the consummation of a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Corporation or a Subsidiary (a “Reorganization”), or the sale or other disposition of all or substantially all of the Corporation’s assets (a “Sale”) or the acquisition of assets or stock of another corporation or other entity (an “Acquisition”), unless immediately following such Reorganization, Sale or Acquisition: (A) all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the outstanding Corporation’s Stock and outstanding Corporation Voting Securities immediately prior to such Reorganization, Sale or Acquisition beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Reorganization, Sale or Acquisition (including, without limitation, an entity which as a result of such transaction owns the Corporation or all or substantially all of the Corporation’s assets or stock either directly or through one or more subsidiaries, the “Surviving Entity”) in substantially the same proportions as their ownership, immediately prior to such Reorganization, Sale or Acquisition, of the Corporation’s outstanding Stock and the outstanding Corporation Voting Securities, as the case may be, and (B) no person (other than (x) the Corporation or any Subsidiary, (y) the Surviving Entity or its ultimate parent entity, or (z) any employee benefit plan (or related trust) sponsored or maintained by any of the foregoing) is the Beneficial Owner, directly or indirectly, of 50% or more of the total common stock or 50% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Surviving Entity, and (C) at least a majority of the members of the board of directors of the Surviving Entity were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Reorganization, Sale or Acquisition (any Reorganization, Sale or Acquisition which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a “Non-Qualifying Transaction”); or

(iv) approval by the shareholders of the Corporation of a complete liquidation or dissolution of the Corporation.

(v)  Notwithstanding anything herein to the contrary, in the event an Award is deemed to be nonqualified deferred compensation within the meaning of Code Section 409A, then the definition of “Change in Control” for purposes of such Award shall be as defined in Code Section 409A.

(j)  “Code” means the Internal Revenue Code of 1986, as amended from time to time. For purposes of this Plan, references to sections of the Code shall be deemed to include references to any applicable regulations thereunder and any successor or similar provision.

(k)  “Committee” means the committee of the Board described in Section 4.1.

(l)  “Corporation” means Salisbury Bancorp, Inc., a Connecticut corporation, or any successor corporation.

(m) “Continuous Service” means the absence of any interruption or termination of service as an employee, officer or Director of the Corporation or any Affiliate, as applicable; provided, however, that for purposes of an Incentive Stock Option “Continuous Service” means the absence of any interruption or termination of service as an employee of the Corporation or any Parent or Subsidiary, as applicable, pursuant to applicable tax regulations. Continuous Service shall not be considered interrupted in the following cases: (i) a Participant transfers employment between the Corporation and an Affiliate or between Affiliates, or (ii) in the discretion of the Committee as specified at or prior to such occurrence, in the case of a spin-off, sale or disposition of the Participant’s employer from the Corporation or any Affiliate, or (iii) any leave of absence authorized in writing by the Corporation prior to its commencement; provided, however, that for purposes of Incentive Stock Options, no such leave may exceed 90 days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Corporation is not so guaranteed, on the 91st day of such leave any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Whether military, government or other service or other leave of absence shall constitute a termination of Continuous Service shall be determined in each case by the Committee at its discretion, and any determination by the Committee shall be final and conclusive; provided, however, that for purposes of any Award that is subject to Code Section 409A, the determination of a leave of absence must comply with the requirements of a “bona fide leave of absence” as provided in Treas. Reg. Section 1.409A-1(h). For purposes of vesting of or exercise of an Award under this Plan, Continuous Service shall not be considered interrupted if (i) an employee who is also a Director ceases employment as an employee but remains a Director of the Corporation or an Affiliate or (ii) if a Director terminates service as a Director but becomes a director emeritus or advisory director of the Corporation or an Affiliate.

(n)  “Covered Employee” has the meaning given the term in Code Section 162(m), and shall include any other employee who may become a Covered Employee before an Award vests, as the Committee may determine in its sole discretion.

(o)  “Deferred Stock Unit” means a right granted to a Participant under Article 9 to receive Shares (or the equivalent value in cash or other property if the Committee so provides) at a future time as determined by the Committee, or as determined by the Participant within guidelines established by the Committee in the case of voluntary deferral elections.

(p)  “Director” means a member of the Corporation’s Board, unless the context specifically includes a member of the Board of the Bank or other Affiliate.

(q)  “Directors Stock Retainer Award” means Stock granted to a Director of the Corporation or an Affiliate under Article 12 that is subject to certain restrictions.

(r)  “Disability” of a Participant means that the Participant (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Participant’s employer. The Participant shall be deemed disabled if (i) determined to be totally disabled by the Social Security Administration or (ii) determined to be disabled in accordance with a disability insurance program, provided that the definition of disability applied under such program complies with the requirement of the applicable regulations under Section 409A of the Code. If the determination of Disability relates to an Incentive Stock Option, Disability means “Permanent and Total Disability” as defined in Section 22(e)(3) of the Code. In the event of a dispute, the determination of whether a Participant is Disabled will be made by the Committee and may be supported by the advice of a physician competent in the area to which such Disability relates.

(s)  “Dividend Equivalent” means a right granted to a Participant under Article 10.

(t)  “Effective Date” has the meaning assigned such term in Section 3.1.

(u)  “Eligible Participant” means an employee, officer or Director of the Corporation or any Affiliate.

(v)  “Fair Market Value,” on any date, means (i) if the Stock is listed on a securities exchange, the closing sales price on the principal such exchange on such date or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported, or (ii) if the Stock is not listed on a securities exchange, the mean between the bid and offered prices as quoted by the applicable interdealer quotation system for such date, provided that if the Stock is not quoted on an interdealer quotation system or it is determined that the fair market value is not properly reflected by such quotations, Fair Market Value will be determined by such other method as the Committee determines in good faith to be reasonable and in compliance with Code Section 409A.

(w) “Full-Value Award” means an Award other than in the form of an Option, which is settled by the issuance of Stock (or at the discretion of the Committee, settled in cash valued by reference to Stock value).

(x)  “Good Reason” (or a similar term denoting constructive termination) has the meaning, if any, assigned such term in the employment, change in control, consulting, severance or similar agreement, if any, between a Participant and the Corporation or an Affiliate, provided, however that if there is no such employment, change in control, consulting, severance or similar agreement in which such term is defined, “Good Reason” shall have the meaning, if any, given such term in the applicable Award Certificate. If not defined in either such document, the term “Good Reason” as used herein shall not apply to a particular Award.

(y)  “Grant Date” of an Award means the first date on which all necessary corporate action has been taken to approve the grant of the Award as provided in the Plan, or such later date as is determined and specified as part of that authorization process. Notice of the grant shall be a provided to the grantee within a reasonable time after the Grant Date.

(z)  “Incentive Stock Option” means an Option that is intended to be an incentive stock option and meets the requirements of Section 422 of the Code or any successor provision thereto.

(aa)  “Nonstatutory Stock Option” means an Option that is not an Incentive Stock Option.

(bb)  “Option” means a right granted to a Participant under Article 7 of the Plan to purchase Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Nonstatutory Stock Option.

(cc)  “Other Stock-Based Award” means a right, granted to a Participant under Article 11, that relates to or is valued by reference to Stock or other Awards relating to Stock.

(dd)  “Parent” means a corporation, limited liability company, partnership or other entity which owns or beneficially owns a majority of the outstanding voting stock or voting power of the Corporation. Notwithstanding the above, with respect to an Incentive Stock Option, Parent shall have the meaning set forth in Section 424(e) of the Code.

(ee)  “Participant” means an Eligible Participant who has been granted an Award under the Plan; provided that in the case of the death of a Participant, the term “Participant” refers to a beneficiary designated pursuant to Section 13.4 or the legal guardian or other legal representative acting in a fiduciary capacity on behalf of the Participant under applicable state law and court supervision.

(ff) “Performance Award” means any award granted under the Plan pursuant to Article 9.

(gg)  “Person” means any individual, entity or group, within the meaning of Section 3(a)(9) of the 1934 Act and as used in Section 13(d)(3) or 14(d)(2) of the 1934 Act.

(hh)  “Plan” means the Salisbury Bancorp, Inc. 2017 LONG TERM INCENTIVE PLAN, as amended from time to time.

(ii)  “Plan Share Reserve” shall have the meaning ascribed thereto in Section 5.1.

(jj)  “Public Offering” means a public offering of any class or series of the Corporation’s equity securities pursuant to a registration statement filed by the Corporation under the 1933 Act.

(kk)  “Restricted Stock” means Stock granted to a Participant under Article 8 that is subject to certain restrictions and to risk of forfeiture.

(ll)  “Restricted Stock Unit” means the right granted to a Participant under Article 8 to receive shares of Stock (or the equivalent value in cash or other property if the Committee so provides) in the future, which right is subject to certain restrictions and to risk of forfeiture.

(mm)  “SEC” means the United States Securities and Exchange Commission.

(nn)  “Shares” means shares of the Corporation’s Stock. If there has been an adjustment or substitution pursuant to Article 14, the term “Shares” shall also include any shares of stock or other securities that are substituted for Shares or into which Shares are adjusted pursuant to Article 13.

(oo)  “Stock” means the common stock, $.10 par value, of the Corporation and such other securities of the Corporation as may be substituted for Stock pursuant to Article 13.

(pp)  “Subsidiary” means any corporation, limited liability company, partnership or other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Corporation, including but not limited to the Bank, and any Subsidiary of the Bank. Notwithstanding the above, with respect to an Incentive Stock Option, Subsidiary shall have the meaning set forth in Section 424(f) of the Code.

(qq)  “Termination Date” means the date determined in accordance with Section 3.2.

(rr) “1933 Act” means the Securities Act of 1933, as amended from time to time.

(ss) “1934 Act” means the Securities Exchange Act of 1934, as amended from time to time.

ARTICLE 3
EFFECTIVE TERM OF PLAN

3.1. EFFECTIVE DATE. Subject to the prior approval of the Plan by the Board, the “Effective Date” of this Plan shall be the date the Plan satisfies the applicable shareholder approval requirements.

3.2. TERMINATION OF PLAN. Unless earlier terminated as provided herein, the Plan shall continue in effect until the tenth anniversary of the Effective Date or, if the shareholders approve an amendment to the Plan that increases the number of Shares subject to the Plan, the tenth anniversary of the date of such approval (the “Termination Date”). The termination of the Plan on such date shall not affect the validity of any Award outstanding on the date of termination, which shall continue to be governed by the applicable terms and conditions of the Plan.

ARTICLE 4
ADMINISTRATION

4.1. COMMITTEE. The Plan shall be administered by the Compensation Committee appointed by the Board or, at the discretion of the Board from time to time, the Plan may be administered by the Board. The members of the Committee shall be appointed by, and may be changed at any time and from time to time, in the discretion of the Board. Subject to the limitations set forth in the rules of any securities exchange on which the Corporation’s Shares are traded, which rules shall supersede anything herein to the contrary, and further, with respect to Awards intended to be qualified performance-based Awards under the Plan, subject to the limitations set forth in Section 162(m) of the Internal Revenue Code, the Board may reserve to itself any or all of the authority and responsibility of the Committee under the Plan or may act as administrator of the Plan for any and all purposes. To the extent the Board has reserved any authority and responsibility or during any time that the Board is acting as administrator of the Plan, it shall have all the powers and protections of the Committee hereunder, and any reference herein to the Committee (other than in this Section 4.1) shall include the Board. To the extent any action of the Board under the Plan conflicts with actions taken by the Committee, the actions of the Board shall control.

4.2. ACTIONS AND INTERPRETATIONS BY THE COMMITTEE. For purposes of administering the Plan, the Committee may from time to time adopt rules, regulations, guidelines and procedures for carrying out the provisions and purposes of the Plan and make such other determinations, not inconsistent with the Plan, as the Committee may deem appropriate. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent it deems necessary to carry out the intent of the Plan. The Committee’s interpretation of the Plan, any Awards granted under the Plan, any Award Certificate and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Corporation or any Affiliate, the Corporation’s independent certified public accountants, the Corporation’s or an Affiliate’s counsel or any executive compensation consultant or other professional retained by the Corporation to assist in the administration of the Plan. No member of the Committee will be liable for any good faith determination, act or omission in connection with the Plan or any Award.

4.3. AUTHORITY OF COMMITTEE. Except as provided in Section 4.1 hereof, the Committee has the exclusive power, authority and discretion to:

  (a)  Grant Awards;

  (b)  Designate Participants;

  (c)  Determine the type or types of Awards to be granted to each Participant;

  (d)  Determine the number of Awards to be granted and the number of Shares or dollar amount to which an Award will relate;

  (e)  Determine the terms and conditions of any Award granted under the Plan;

  (f)  Prescribe the form of each Award Certificate, which need not be identical for each Participant;

  (g)  Decide all other matters that must be determined in connection with an Award, provided that such determination is consistent with the other terms of the Plan;

  (h)  Establish, adopt or revise any rules, regulations, guidelines or procedures as it may deem necessary or advisable to administer the Plan;

 (i)  Make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan;

  (j)  Amend the Plan or any Award Certificate as provided herein; and

 (k) Adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of the United States or Connecticut in order to assure the viability of the benefits of Awards granted to Participants and to further the objectives of the Plan.

4.4. INDEMNIFICATION. Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Corporation against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Corporation’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Corporation an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability, or expense is a result of his or her own willful misconduct or except as expressly provided by statute. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Corporation’s charter or bylaws, as a matter of law, or otherwise, or any power that the Corporation may have to indemnify them or hold them harmless.

ARTICLE 5
SHARES SUBJECT TO THE PLAN AND LIMITATIONS

5.1. NUMBER OF SHARES AND GRANT LIMITS.

(a) Subject to adjustment as provided in Sections 5.2 and 13.1, the aggregate number of Shares reserved and available for issuance pursuant to Awards granted under the Plan (the “Plan Share Reserve”) shall be Two Hundred Thousand (200,000), subject to adjustments made pursuant to Article 13, all of which may be granted as Stock Options (or Incentive Stock Options). Of this number, the maximum number of Shares that may be issued as Restricted Stock or Restricted Stock Units shall be One Hundred Fifty Thousand (150,000). For each Share of Restricted Stock or Restricted Stock Unit that is issued, the maximum number of Stock Options that may be issued shall be reduced by one, provided, however, that if a Share of Restricted Stock is forfeited or otherwise returned to the Plan, a subsequent Award with respect to that Share may be issued as Restricted Stock (or a Restricted Stock Unit) or a Stock Option.

(b) Employee Award Limitations. Subject to adjustment as provided in Sections 5.2 and 13.1, the maximum number of Shares that may be issued to any one employee shall be Fifty-Thousand (50,000) Shares (which represents twenty-five (25%) percent of the available awards under the Plan), all of which may be issued in any one year and all of which may be issued as Incentive Stock Options.

(c) Director Award Limitations. Subject to adjustment as provided in Sections 5.2 and 13.1, no individual Director may receive, in the aggregate, more than five percent (5%) of the total Awards available for grant under the Plan and all Directors, in the aggregate, may receive no more than thirty percent (30%) of the total Awards available for grant under the Plan.

5.2. SHARE COUNTING. Shares covered by an Award shall be subtracted from the Plan Share Reserve as of the Grant Date, but shall be added back to the Plan share reserve in accordance with this Section 5.2

  (a)  To the extent that an Award is canceled, terminates, expires, is forfeited or lapses for any reason, any unissued or forfeited Shares originally subject to the Award will be added back to the Plan Share Reserve and again be available for issuance pursuant to Awards granted under the Plan.

  (b)  To the extent that the full number of Shares subject to an Award is not issued by reason of failure to achieve maximum performance goals, the unissued Shares originally subject to the Award will be added back to the Plan Share Reserve and again be available for issuance pursuant to Awards granted under the Plan.

  (c)  To the extent that (i) an Option is exercised by using an actual or constructive exchange of shares of Stock to pay the exercise price, or (ii) shares are withheld to satisfy withholding taxes upon the exercise of an Option granted hereunder, or (iii) shares are withheld to satisfy the exercise price of Options in a net settlement of Options, then the number of Shares of stock available for issuance shall be reduced by the gross number of Options exercised or Shares vested rather than net number of Shares issued.

  (d)  To the extent that (i) Shares are withheld or repurchased from any other Award or delivered by a Participant to satisfy tax withholding requirements, or (ii) an Award is settled in cash rather than in Shares, then the number of Shares of stock available for issuance shall be reduced by the gross number of Options exercised or Shares vested rather than net number of Shares issued.

  (e)  Substitute Awards granted pursuant to Section 12.10 of the Plan shall not count against the Shares otherwise available for issuance under the Plan under Section 5.1.

5.3. STOCK DISTRIBUTED.
Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

ARTICLE 6

ELIGIBILITY

6.1. GENERAL. Awards may be granted only to Eligible Participants. Incentive Stock Options may be granted only to Eligible Participants who are employees of the Corporation or a Parent or Subsidiary. Eligible Participants who are service providers to an Affiliate may be granted Options under this Plan only if the Affiliate qualifies as an “eligible issuer of service recipient stock” within the meaning of §1.409A-1(b)(5)(iii)(E) of the final regulations under Code Section 409A.

ARTICLE 7
STOCK OPTIONS

7.1. GENERAL. The Committee is authorized to grant Options to Participants on the following terms and conditions:

  (a)  Exercise Price. The exercise price per Share under an Option shall be determined by the Committee, provided that the exercise price for any Option (other than an Option issued as a substitute Award pursuant to Section 13.10) shall not be less than the Fair Market Value as of the Grant Date.

  (b)  Time and Conditions of Exercise; Automatic Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, subject to Section 7.1(d), including a provision that an Option that is otherwise exercisable and has an exercise price that is less than the Fair Market Value of the Stock on the last day of its term will be automatically exercised on such final date of the term by means of a “net exercise,” thus entitling the optionee to Shares equal to the intrinsic value of the Option on such exercise date, less the number of Shares required for tax withholding, provided, however, that such automatic exercise shall result in the receipt of at least one whole Share. The Committee shall also determine that the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised or vested have been satisfied.

  (c)  Payment. The Committee shall determine the method or methods by which the exercise price of an Option may be paid, the form of payment, and the method or methods by which Shares shall be delivered or deemed to be delivered to Participants. As determined by the Committee at or after the Grant Date, payment of the exercise price of an Option may be made in, in whole or in part, in the form of: (i) cash or cash equivalents, (ii) delivery (by either actual delivery or attestation) of previously-acquired Shares based on the Fair Market Value of the Shares on the date the Option is exercised, (iii) withholding of Shares to be delivered upon exercise of the Option (i.e., a net settlement) based on the Fair Market Value of the Shares on the date the Option is exercised, (iv) broker-assisted market sales, or (v) any other “cashless exercise” arrangement. The Committee will have the authority to (i) suspend a Participant’s right to exercise an Option during a blackout period (or similar restricted period) or to exercise in a particular manner (i.e., such as a “cashless exercise” or “broker-assisted exercise”) to the extent that the Committee deems it necessary or in the best interests of the Corporation in order to comply with internal Corporation policy relating to the securities laws and regulations issued by the SEC (the “Blackout Period”); and (ii) to extend the period to exercise an Option by a period of time equal to the Blackout Period, provided that such extension does not violate Section 409A of the Code, the Incentive Stock Option requirements or applicable laws and regulations.

  (d)  Exercise Term. No Option granted under the Plan shall be exercisable for more than ten years from the Grant Date.

  (e)  No Deferral Feature. No Option shall provide for any feature for the deferral of compensation other than the deferral of recognition of income until the exercise or disposition of the Option.

  (f)  No Dividend Equivalents. No Option shall provide for Dividend Equivalents.

  (g)  No Cash Buy-Outs of Underwater Options. Under no circumstances will any underwater Options (i.e., Options where the Fair Market Value of the underlying Share is less than the Option exercise price) which were granted under the Plan be bought back by the Corporation without shareholder approval.

  (h)  Prohibition on Option Repricing. Except for adjustments pursuant to Section 13.1, and reductions of the exercise price approved by the Corporation’s shareholders, neither the Committee nor the Board shall have the right or authority to make any adjustment or amendment that reduces or would have the effect of reducing the exercise price of an Option previously granted under the Plan, whether through amendment, cancellation (including cancellation in exchange for a cash payment in excess of the Option’s in-the-money value or in exchange for other Options or other Awards) or replacement grants, or other means.

7.2. INCENTIVE STOCK OPTIONS. The terms of any Incentive Stock Options granted under the Plan must comply with the requirements of Section 422 of the Code. Without limiting the foregoing, any Incentive Stock Option granted to a Participant who at the Grant Date owns more than 10% of the voting power of all classes of shares of the Corporation must have an exercise price per Share of not less than 110% of the Fair Market Value per Share on the Grant Date and an Option term of not more than five years. If all of the requirements of Section 422 of the Code (including the above) are not met, the Option shall automatically become a Nonstatutory Stock Option.

ARTICLE 8
RESTRICTED STOCK, RESTRICTED STOCK UNITS
AND DEFERRED STOCK UNITS

8.1. GRANT OF RESTRICTED STOCK, RESTRICTED STOCK UNITS AND DEFERRED STOCK UNITS. The Committee is authorized to make Awards of Restricted Stock, Restricted Stock Units or Deferred Stock Units to Participants in such amounts and subject to such terms and conditions as may be selected by the Committee. An Award of Restricted Stock, Restricted Stock Units or Deferred Stock Units shall be evidenced by an Award Certificate setting forth the terms, conditions, and restrictions applicable to the Award.

8.2. ISSUANCE AND RESTRICTIONS. Restricted Stock, Restricted Stock Units or Deferred Stock Units shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, for example, limitations on the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, upon the satisfaction of performance goals or otherwise, as the Committee determines at the time of the grant of the Award or thereafter. Except as otherwise provided in an Award Certificate or any special Plan document governing an Award, a Participant shall have none of the rights of a shareholder with respect to Restricted Stock Units or Deferred Stock Units until such time as Shares of Stock are paid in settlement of such Awards.

8.3 DIVIDENDS ON RESTRICTED STOCK. In the case of Restricted Stock that is not subject to performance-based vesting, unless the Committee determines otherwise, cash dividends declared on the Shares of Restricted Stock before they are vested will be paid or distributed to the Participant as accrued (in which case, such dividends must be paid or distributed no later than the 15th day of the 3rd month following the later of (A) the calendar year in which the corresponding dividends were paid to shareholders, or (B) the first calendar year in which the Participant’s right to such dividends is no longer subject to a substantial risk of forfeiture). The Committee may provide that cash dividends declared on the Shares of Restricted Stock before they are vested (i) will be forfeited, (ii) will be reinvested or deemed to have been reinvested in additional Shares, which shall be subject to the same vesting provisions as provided for the host Award (subject to Share availability under Section 5.1 hereof), or (iii) be credited by the Corporation to an account for the Participant and accumulated without interest until the date or dates upon which the host Award becomes vested, and any dividends accrued with respect to forfeited Restricted Stock will be reconveyed to the Corporation without further consideration or any act or action by the Participant.

8.4. FORFEITURE. Subject to the terms of the Award Certificate and except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of Continuous Service during the applicable restriction period or upon failure to satisfy a performance goal during the applicable restriction period, Restricted Stock or Restricted Stock Units that are at that time subject to restrictions shall be forfeited.

8.5. DELIVERY OF RESTRICTED STOCK. Shares of Restricted Stock shall be delivered to the Participant at the Grant Date either by book-entry registration or by delivering to the Participant, or a custodian or escrow agent (including, without limitation, the Corporation or one or more of its employees) designated by the Committee, a stock certificate or certificates registered in the name of the Participant. If physical certificates representing shares of Restricted Stock are registered in the name of the Participant, such certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

ARTICLE 9
PERFORMANCE AWARDS

9.1. GRANT OF PERFORMANCE AWARDS. The Committee is authorized to grant any Award under this Plan, including cash-based Awards, with performance-based vesting criteria, on such terms and conditions as may be selected by the Committee. Any such Awards with performance-based vesting criteria are referred to herein as Performance Awards. The Committee shall have the complete discretion to determine the number of Performance Awards granted to each Participant and to designate the provisions of such Performance Awards as provided in Section 4.3. All Performance Awards shall be evidenced by an Award Certificate or a written program established by the Committee, pursuant to which Performance Awards are awarded under the Plan under uniform terms, conditions and restrictions set forth in such written program. All Performance Awards which become vested shall be subject to recovery (“clawback”) by the Corporation to the extent required by any clawback policy implemented by the Committee or by law or regulations applicable to the Corporation or any Affiliate.

9.2. PERFORMANCE GOALS. The Committee may establish performance goals for Performance Awards which may be based on any criteria selected by the Committee. Such performance goals may be described in terms of Corporation-wide objectives or in terms of objectives that relate to the performance of the Participant, an Affiliate or a division, region, department or function within the Corporation or an Affiliate. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Corporation or the manner in which the Corporation or an Affiliate conducts its business or other events or circumstances render performance goals to be unsuitable, the Committee may modify such performance goals in whole or in part, as the Committee deems appropriate. If a Participant is promoted, demoted or transferred to a different business unit or function during a performance period, the Committee may determine that the performance goals or performance period are no longer appropriate and may (i) adjust, change or eliminate the performance goals or the applicable performance period as it deems appropriate to make such goals and period comparable to the initial goals and period, (ii) make a cash payment to the Participant in an amount determined by the Committee or (iii) terminate such unvested Performance Award without any payment to the Participant.

The vesting of a Performance Award consisting of Restricted Stock or Restricted Stock Units that is intended to be “performance-based compensation” within the meaning of Code Section 162(m) (“qualified performance based compensation”) shall be conditioned on the achievement of one or more objective performance measures set forth in sub-section (a) below, as may be determined by the Committee. The grant of any Performance Award and the establishment of performance measures that are intended to be qualified performance-based compensation shall be made during the period required under Code Section 162(m) and shall comply with all applicable requirements of that Code Section. At the discretion of the Committee, the vesting of any Option also may be subject to the achievement of one or more objective performance measures, although such performance-based vesting is not necessary to satisfy the requirement of Code Section 162(m) with respect to Options. Notwithstanding anything herein to the contrary, in the discretion of the Committee, Performance Awards that do not comply with the requirements of Code Section 162(m) may be granted to Covered Employees and/or to persons other than Covered Employees.

(a) Performance Measures.  If intended to be qualified performance-based compensation, such performance measures must be based on any one or more of the following: (i) book value or tangible book value per share; (ii) basic earnings per share; (iii) basic cash earnings per share; (iv) diluted earnings per share; (v) diluted cash earnings per share; (vi) return on equity; (vii) net income or net income before taxes; (viii) cash earnings; (ix) net interest income; (x) non-interest income; (xi) non-interest expense to average assets ratio; (xii) cash general and administrative expense to average assets ratio; (xiii) efficiency ratio; (xiv) cash efficiency ratio; (xv) return on average assets; (xvi) cash return on average assets; (xvii) return on average shareholders’ equity; (xviii) cash return on average shareholders’ equity; (xix) return on average tangible shareholders’ equity; (xx) cash return on average tangible shareholders’ equity; (xxi) core earnings; (xxii) operating income; (xxiii) operating efficiency ratio; (xxiv) net interest rate margin or net interest rate spread; (xxv) growth in assets, loans, or deposits; (xxvi) loan production volume; (xxvii) non-performing loans; (xxviii) cash flow; (xxvix) total shareholder return; (xxx) strategic business objectives, consisting of one or more objectives based upon meeting specified cost targets, business expansion goals, and goals relating to acquisitions or divestitures, or goals relating to capital raising and capital management; or (xxxi) any combination of the foregoing.

Performance measures may be based on the performance of the Corporation as a whole or on any one or more Subsidiaries or business units of the Corporation or a Subsidiary and may be measured relative to a peer group, an index or a business plan and may be considered as absolute measures or changes in measures. The terms of an Award may provide that partial achievement of performance measures may result in partial payment or vesting of the award or that the achievement of the performance measures may be measured over more than one period or fiscal year. In establishing any performance measures, the Committee may provide for the exclusion of the effects of the following items, to the extent the exclusion is set forth in the Participant’s Award Agreement and identified in the audited financial statements of the Corporation, including footnotes, or in the Management’s Discussion and Analysis section of the Corporation’s annual report or in the Compensation Discussion and Analysis section, if any, of the Corporation’s annual proxy statement: (i) extraordinary, unusual, and/or nonrecurring items of gain or loss; (ii) gains or losses on the disposition of a business; (iii) changes in tax or accounting principles, regulations or laws; or (iv) expenses incurred in connection with a merger, branch acquisition or similar transaction. To the extent not specifically excluded, such effects shall be included in any applicable performance measure.

(b) Adjustments. Pursuant to this Section 9.2, in certain circumstances the Committee may adjust performance measures; provided, however, no adjustment may be made with respect to an Award that is intended to be performance-based compensation within the meaning of Code Section 162(m), except to the extent the Committee exercises such negative discretion as is permitted under applicable law for purposes of an exception under Code Section 162(m). Subject to the foregoing sentence, if the Committee determines that a change in the business, operations, corporate structure or capital structure of the Corporation or the manner in which the Corporation or its Affiliates conducts its business or other events or circumstances render current performance measures to be unsuitable, the Committee may modify such performance measures, in whole or in part, as the Committee deems appropriate, provided that no Award intended to be subject to Code Section 162(m) is enhanced as a result of a modified performance measure. Notwithstanding anything to the contrary herein, performance measures relating to any Award hereunder will be modified, to the extent applicable, to reflect a change in the outstanding shares of Stock of the Corporation by reason of any stock dividend or stock split, or a corporate transaction, such as a merger of the Corporation into another corporation, any separation of a corporation or any partial or complete liquidation by the Corporation or a Subsidiary.  If a Participant is promoted, demoted or transferred to a different business unit during a performance period, the Committee may determine that the selected performance measures or applicable performance period are no longer appropriate, in which case, the Committee, in its sole discretion, may: (i) adjust, change or eliminate the performance measures or change the applicable performance period; or (ii) cause to be made a cash payment to the Participant in an amount determined by the Committee.

(c) Treatment on Retirement. Notwithstanding anything herein to the contrary, no Restricted Stock Award or Restricted Stock Unit that is intended to be considered performance-based compensation under Code Section 162(m) shall be granted under terms that will permit its accelerated vesting upon retirement or other termination of service (other than death or Disability or involuntary termination at or following a Change in Control). Notwithstanding anything to the contrary herein, in the sole discretion of the Committee exercised at the time of grant of an Award under this Section 9.2, in the event of retirement of a Participant during the performance period, the Award Certificate may provide for the vesting of all or a portion of such Award, so long as the vesting is not accelerated but shall occur at the end of the performance period, and will be prorated, based on the period of the Participant’s active employment and the level of achievement of the performance measures during the period of the Participant’s active employment.

ARTICLE 10
DIVIDEND EQUIVALENTS

10.1. GRANT OF DIVIDEND EQUIVALENTS. The Committee is authorized to grant Dividend Equivalents with respect to Full-Value Awards granted hereunder, subject to such terms and conditions as may be selected by the Committee. Dividend Equivalents shall entitle the Participant to receive payments equal to cash dividends or distributions with respect to all or a portion of the number of Shares subject to a Full-Value Award, as determined by the Committee. Unless the Committee determines otherwise, Dividend Equivalents will be deemed to have been reinvested in additional Shares or otherwise reinvested (subject to Share availability under Section 5.1 hereof), which shall be subject to the same vesting provisions as provided for the host Award. The Committee may provide that Dividend Equivalents will be (i) credited by the Corporation to an account for the Participant and accumulated without interest until the date upon which the host Award becomes vested, and any Dividend Equivalents accrued with respect to forfeited Awards will be reconveyed to the Corporation without further consideration or any act or action by the Participant or (ii) except in the case of Performance Awards, paid or distributed to the Participant as accrued (in which case, such Dividend Equivalents must be paid or distributed no later than the 15th day of the 3rd month following the later of (A) the calendar year in which the corresponding dividends were paid to shareholders, or (B) the first calendar year in which the Participant’s right to such Dividends Equivalents is no longer subject to a substantial risk of forfeiture).

ARTICLE 11
STOCK OR OTHER STOCK-BASED AWARDS

11.1. GRANT OF STOCK OR OTHER STOCK-BASED AWARDS. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares, as deemed by the Committee to be consistent with the purposes of the Plan, including without limitation Shares awarded purely as a “bonus” subject only to the minimum one-year vesting provisions of Section 13.6(a), other rights convertible or exchangeable into Shares, and Awards valued by reference to book value of Shares or the value of securities of or the performance of specified Parents or Subsidiaries. The Committee shall determine the terms and conditions of such Awards.

ARTICLE 12
PROVISIONS APPLICABLE TO AWARDS

12.1. AWARD CERTIFICATES. Each Award shall be evidenced by an Award Certificate. Each Award Certificate shall include such provisions, not inconsistent with the Plan, as may be specified by the Committee.

12.2. FORM OF PAYMENT FOR AWARDS. At the discretion of the Committee, payment of Awards may be made in cash, Stock, a combination of cash and Stock, or any other form of property as the Committee shall determine. In addition, payment of Awards may include such terms, conditions, restrictions and/or limitations, if any, as the Committee deems appropriate, including, in the case of Awards paid in the form of Stock, restrictions on transfer and forfeiture provisions. Further, payment of Awards may be made in the form of a lump sum, or in installments, as determined by the Committee.

12.3. LIMITS ON TRANSFER. No right or interest of a Participant in any unexercised or restricted Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Corporation or an Affiliate, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Corporation or an Affiliate. No unexercised or restricted Award shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution; provided, however, that the Committee may (but need not) permit other transfers (other than transfers for value) where the Committee concludes that such transferability (i) does not result in accelerated taxation, (ii) does not cause any Option intended to be an Incentive Stock Option to fail to be described in Code Section 422(b), and (iii) is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, state or federal tax or securities laws applicable to transferable Awards.

12.4. BENEFICIARIES. Notwithstanding Section 12.3, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death, provided the designation is filed with the Committee. A beneficiary, legal guardian, legal representative, or other person claiming any rights under the Plan is subject to all terms and conditions of the Plan and any Award Certificate applicable to the Participant, except to the extent the Plan and Award Certificate otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If no beneficiary has been designated or survives the Participant, any payment due to the Participant shall be made to the Participant’s estate. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant, in the manner provided by the Corporation, at any time provided the change or revocation is filed with the Committee.

12.5. STOCK TRADING RESTRICTIONS. All Stock issuable under the Plan is subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal or state securities laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate and/or issue instructions to the transfer agent to reference restrictions applicable to the Stock.

12.6. VESTING; ACCELERATION UPON DEATH OR DISABILITY.

(a) Vesting Generally. Except as otherwise provided in this Plan or as provided in the Award Certificate, Awards shall vest under this Plan in accordance with the vesting schedule established by the Committee (or Board, to the extent applicable) at the time of grant, except to the extent such vesting schedule may be modified under Section 12.8 hereof, provided, however, that no Award granted hereunder shall vest in less than one year from the Grant Date, except as set forth in Sections 12.6(b) or Section 12.7(a) hereof. If the Committee fails to specify the vesting schedule at the time of grant, an Award granted hereunder shall vest entirely at the third year anniversary of the Grant Date.

(b) Vesting on Death or Disability. Except as otherwise provided in the Award Certificate or any special Plan provision governing an Award, upon the termination of a person’s Continuous Service by reason of death or Disability:

(i)  all of that Participant’s outstanding Options shall become fully exercisable;

(ii)  all time-based vesting restrictions on that Participant’s outstanding Awards shall lapse as of the date of termination; and

(iii)  the payout opportunities attainable under all of that Participant’s outstanding performance-based Awards shall be deemed to have been fully earned as of the date of termination as follows:

(A) if the date of termination occurs during the first half of the applicable performance period, all relevant performance goals will be deemed to have been achieved at the “target” level, and

(B) if the date of termination occurs during the second half of the applicable performance period, the actual level of achievement of all relevant performance goals against target will be measured as of the end of the calendar quarter immediately preceding the date of termination, and

(C) in either such case, there shall be a prorata payout to the Participant or his or her estate within sixty (60) days following the date of termination (unless a later date is required by Section 15.3 hereof), based upon the length of time within the performance period that has elapsed prior to the date of termination.

To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Code Section 422(d), the excess Options shall be deemed to be Nonstatutory Stock Options.

12.7. EFFECT OF A CHANGE IN CONTROL. The provisions of this Section 12.7 shall apply in the case of a Change in Control, unless otherwise provided in the Award Certificate or any special Plan document or separate agreement with a Participant governing an Award.

  (a)  Awards not Assumed or Substituted by Surviving Entity. Upon the occurrence of a Change in Control, and except with respect to any Awards assumed by the Surviving Entity or otherwise equitably converted or substituted in connection with the Change in Control in a manner approved by the Committee or the Board: (i) outstanding Options and other Awards in the nature of rights that may be exercised shall become fully exercisable, (ii) time-based vesting restrictions on outstanding Awards shall lapse, and (iii) the target payout opportunities attainable under outstanding performance-based Awards shall be deemed to have been earned as of the effective date of the Change in Control based upon (A) an assumed achievement of all relevant performance goals at the “target” level if the Change in Control occurs during the first half of the applicable performance period, or (B) the actual level of achievement of all relevant performance goals against target measured as of the date of the Change in Control, if the Change in Control occurs during the second half of the applicable performance period, and, in either such case, subject to Section 15.3, there shall be a prorata payout to Participants within sixty (60) days following the Change in Control (unless a later date is required by Section 15.3 hereof), based upon the length of time within the performance period that has elapsed prior to the Change in Control. Any Awards shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Certificate. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Code Section 422(d), the excess Options shall be deemed to be Nonstatutory Stock Options.

  (b)  Awards Assumed or Substituted by Surviving Entity. With respect to Awards assumed by the Surviving Entity or otherwise equitably converted or substituted in connection with a Change in Control: if within twelve months after the effective date of the Change in Control, a Participant’s employment is terminated without Cause or the Participant resigns for Good Reason, then (i) all of that Participant’s outstanding Options, SARs and other Awards in the nature of rights that may be exercised shall become fully exercisable, (ii) all time-based vesting restrictions on his or her outstanding Awards shall lapse, and (iii) the payout level under all of that Participant’s performance-based Awards that were outstanding immediately prior to effective time of the Change in Control shall be determined and deemed to have been earned as of the date of termination based upon (A) an assumed achievement of all relevant performance goals at the “target” level if the date of termination occurs during the first half of the applicable performance period, or (B) the actual level of achievement of all relevant performance goals against target (measured as of the end of the calendar quarter immediately preceding the date of termination), if the date of termination occurs during the second half of the applicable performance period, and, in either such case, there shall be a prorata payout to such Participant within sixty (60) days following the date of termination of employment (unless a later date is required by Section 15.3 hereof), based upon the length of time within the performance period that has elapsed prior to the date of termination of employment. With regard to each Award, a Participant shall not be considered to have resigned for Good Reason unless either (i) the Award Certificate includes such provision or (ii) the Participant is party to an employment, severance or similar agreement with the Corporation or an Affiliate that includes provisions in which the Participant is permitted to resign for Good Reason. Any Awards shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Certificate. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Code Section 422(d), the excess Options shall be deemed to be Nonstatutory Stock Options.

12.8. ACCELERATION FOR OTHER REASONS. In addition to acceleration upon the events specified in Section 12.6 or 12.7(a) above, the Committee may in its sole discretion at any time determine that, upon the termination of service of a Participant or the occurrence of a Change in Control, all or a portion of such Participant’s Options and other Awards in the nature of rights that may be exercised shall become fully or partially exercisable, that all or a part of the time-based vesting restrictions on all or a portion of the Participant’s outstanding Awards shall lapse, and/or that any performance-based criteria with respect to any Awards held by that Participant shall be deemed to be wholly or partially satisfied, in each case, as of such date as the Committee may, in its sole discretion, declare; provided, however, that the Committee shall not be entitled to and shall not accelerate the vesting of any Award to the extent that the Award would vest in less than twelve months from its Grant Date. The Committee may discriminate among Participants and among Awards granted to a Participant in exercising its discretion pursuant to this Section 12.8. Notwithstanding anything in this Plan to the contrary, including this Section 12.8, the Committee may not accelerate the payment of any Award if such acceleration would violate Section 409A(a)(3) of the Code.

12.9. FORFEITURE EVENTS AND CLAWBACK.

(a) Forfeiture Events. The Committee may specify in an Award Certificate that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, (i) termination of employment for cause, (ii) violation of material Corporation or Affiliate policies, (iii) breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant, (iv) other conduct by the Participant that is detrimental to the business or reputation of the Corporation or any Affiliate, or (v) a later determination that the vesting of, or amount realized from, a Performance Award was based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria, whether or not the Participant caused or contributed to such material inaccuracy.

(b) Clawback. If the Corporation is required to prepare an accounting restatement due to the material noncompliance of the Corporation, as a result of misconduct, with any financial reporting requirement under the federal securities laws, any Participant who is subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 or who is subject to clawback under Section 954 of the Dodd-Frank Act shall reimburse the Corporation the amount of any payment in settlement of an Award earned or accrued during the twelve month period following the first public issuance or filing with the SEC (whichever first occurred) of the financial document embodying such financial reporting requirement. Awards granted hereunder are also subject to any clawback policy adopted by the Board from time to time.

12.10. SUBSTITUTE AWARDS. The Committee may grant Awards under the Plan in substitution for stock and stock-based awards held by employees of another entity who become employees of the Corporation or an Affiliate as a result of a merger or consolidation of the former employing entity with the Corporation or an Affiliate or the acquisition by the Corporation or an Affiliate of property or stock of the former employing corporation. The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

ARTICLE 13
CHANGES IN CAPITAL STRUCTURE

13.1. MANDATORY ADJUSTMENTS. In the event of a nonreciprocal transaction between the Corporation and its shareholders that causes the per-share value of the Stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering, or large nonrecurring cash dividend), the authorization limits under Section 5.1 shall be adjusted proportionately, and the Committee shall make such adjustments to the Plan and Awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction. Action by the Committee may include: (i) adjustment of the number and kind of shares that may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the exercise price of outstanding Awards or the measure to be used to determine the amount of the benefit payable on an Award; and (iv) any other adjustments that the Committee determines to be equitable. Notwithstanding the foregoing, the Committee shall not make any adjustments to outstanding Options that would constitute a modification or substitution of the stock right under Treas. Reg. Section 1.409A-1(b)(5)(v) that would be treated as the grant of a new stock right or change in the form of payment for purposes of Code Section 409A. Without limiting the foregoing, in the event of a subdivision of the outstanding Stock (stock-split), a declaration of a dividend payable in Shares, or a combination or consolidation of the outstanding Stock into a lesser number of Shares, the authorization limits under Section 5.1 shall automatically be adjusted proportionately, and the Shares then subject to each Award shall automatically, without the necessity for any additional action by the Committee, be adjusted proportionately without any change in the aggregate purchase price therefor.

13.2. DISCRETIONARY ADJUSTMENTS. Upon the occurrence or in anticipation of any corporate event or transaction involving the Corporation (including, without limitation, any merger, reorganization, recapitalization, combination or exchange of shares, or any transaction described in Section 13.1), the Committee may, in its sole discretion, provide (i) that Awards will be settled in cash rather than Stock, (ii) that Awards will become immediately vested and non-forfeitable and exercisable (in whole or in part) and will expire after a designated period of time to the extent not then exercised, (iii) that Awards will be assumed by another party to a transaction or otherwise be equitably converted or substituted in connection with such transaction, (iv) that outstanding Awards may be settled by payment in cash or cash equivalents equal to the excess of the Fair Market Value of the underlying Stock, as of a specified date associated with the transaction, over the exercise or base price of the Award, (v) that performance targets and performance periods for Performance Awards will be modified, or (vi) any combination of the foregoing. The Committee’s determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated.

13.3. GENERAL. Any discretionary adjustments made pursuant to this Article 13 shall be subject to the provisions of Section 13.2. To the extent that any adjustments made pursuant to this Article 13 cause Incentive Stock Options to cease to qualify as Incentive Stock Options, such Options shall be deemed to be Nonstatutory Stock Options.

ARTICLE 14
AMENDMENT, MODIFICATION AND TERMINATION

14.1. AMENDMENT, MODIFICATION AND TERMINATION. The Board or the Committee may, at any time and from time to time, amend, modify or terminate the Plan without shareholder approval; provided, however, that if an amendment to the Plan would, in the reasonable opinion of the Board or the Committee, either (i) materially increase the number of Shares available under the Plan, (ii) expand the types of awards under the Plan, (iii) materially expand the class of participants eligible to participate in the Plan, (iv) materially extend the term of the Plan, or (v) otherwise constitute a material change requiring shareholder approval under applicable laws, policies or regulations, then such amendment shall be subject to shareholder approval; and provided, further, that the Board or Committee may condition any other amendment or modification on the approval of shareholders of the Corporation for any reason, including by reason of such approval being necessary or deemed advisable to satisfy any tax, securities or other applicable laws, policies or regulations.

14.2. AWARDS PREVIOUSLY GRANTED. At any time and from time to time, the Committee may amend, modify or terminate any outstanding Award without approval of the Participant; provided, however:

(a) Subject to the terms of the applicable Award Certificate, such amendment, modification or termination shall not, without the Participant’s consent, reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment or termination (with the per-share value of an Option for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such amendment or termination over the exercise or base price of such Award);

(b)  No termination, amendment, or modification of the Plan shall adversely affect any Award previously granted under the Plan, without the written consent of the Participant affected thereby. An outstanding Award shall not be deemed to be “adversely affected” by a Plan amendment if such amendment would not reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment (with the per-share value of an Option for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such amendment over the exercise or base price of such Award).

14.3. COMPLIANCE AMENDMENTS. Notwithstanding anything in the Plan or in any Award Certificate to the contrary, the Board may amend the Plan or an Award Certificate, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or Award Certificate to any present or future law relating to plans of this or similar nature (including, but not limited to, Section 409A of the Code, the 1933 Act, the 1934 Act, the Federal Deposit Insurance Act, the Bank Holding Company Act or the Dodd-Frank Wall Street Reform and Consumer Protection Act to the extent required by law or regulations applicable to the Corporation or any Affiliate), and to the administrative regulations and rulings promulgated thereunder, and to prevent “excessive parachute payments” under Section 280G of the Code. By accepting an Award under this Plan, a Participant agrees to any amendment made pursuant to this Section 14.3 to any Award granted under the Plan without further consideration or action.

ARTICLE 15
GENERAL PROVISIONS

15.1. RIGHTS OF PARTICIPANTS.

(a) No Participant or any Eligible Participant shall have any claim to be granted any Award under the Plan. Neither the Corporation, its Affiliates nor the Committee is obligated to treat Participants or Eligible Participants uniformly, and determinations made under the Plan may be made by the Committee selectively among Eligible Participants who receive, or are eligible to receive, Awards (whether or not such Eligible Participants are similarly situated).

(b) Nothing in the Plan, any Award Certificate or any other document or statement made with respect to the Plan shall interfere with or limit in any way the right of the Corporation or any Affiliate to terminate any Participant’s employment or status as an officer, or any Participant’s service as a Director, at any time, nor confer upon any Participant any right to continue as an employee, officer, or Director of the Corporation or any Affiliate, whether for the duration of a Participant’s Award or otherwise.

(c) Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Corporation or any Affiliate and, accordingly, subject to Article 14, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to any liability on the part of the Corporation or any of its Affiliates.

(d) No Award gives a Participant any of the rights of a shareholder of the Corporation unless and until Shares are in fact issued to such person in connection with such Award.

15.2. WITHHOLDING. The Corporation or any Affiliate shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Corporation or such Affiliate, an amount sufficient to satisfy federal, state, and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any exercise, lapse of restriction or other taxable event arising as a result of the Plan. The obligations of the Corporation under the Plan will be conditioned on such payment or arrangements and the Corporation or such Affiliate will, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant. Unless otherwise determined by the Committee at the time the Award is granted or thereafter, any such withholding requirement may be satisfied, in whole or in part, by withholding from the Award that number of Shares having a Fair Market Value on the date of withholding equal to the maximum amount required to be withheld for tax purposes, all in accordance with such procedures as the Committee establishes. All such elections shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

15.3. SPECIAL PROVISIONS RELATED TO SECTION 409A OF THE CODE.

(a)  General. It is intended that the payments and benefits provided under the Plan and any Award shall either be exempt from the application of, or comply with, the requirements of Section 409A of the Code. The Plan and all Award Certificates shall be construed in a manner that effects such intent. Nevertheless, the tax treatment of the benefits provided under the Plan or any Award is not warranted or guaranteed. Neither the Corporation, its Affiliates nor their respective directors, officers, employees or advisers (other than in his or her capacity as a Participant) shall be held liable for any taxes, interest, penalties or other monetary amounts owed by any Participant or other taxpayer as a result of the Plan or any Award.

(b)  Definitional Restrictions. Notwithstanding anything in the Plan or in any Award Certificate to the contrary, to the extent that any amount or benefit that would constitute non-exempt “deferred compensation” for purposes of Section 409A of the Code would otherwise be payable or distributable, or a different form of payment (e.g., lump sum or installment) would be effected, under the Plan or any Award Certificate by reason of the occurrence of a Change in Control, or the Participant’s Disability or separation from service, such amount or benefit will not be payable or distributable to the Participant, and/or such different form of payment will not be effected, by reason of such circumstance unless the circumstances giving rise to such Change in Control, Disability or separation from service meet any description or definition of “change in control event,” “disability” or “separation from service,” as the case may be, in Section 409A of the Code and applicable regulations (without giving effect to any elective provisions that may be available under such definition). This provision does not prohibit the vesting of any Award upon a Change in Control, Disability or separation from service, however defined. If this provision prevents the payment or distribution of any amount or benefit, or the application of a different form of payment of any amount or benefit, such payment or distribution shall be made at the time and in the form that would have applied absent the Change in Control, Disability or separation from service, as applicable.

(c)  Allocation among Possible Exemptions. If any one or more Awards granted under the Plan to a Participant could qualify for any separation pay exemption described in Treas. Reg. Section 1.409A-1(b)(9), but such Awards in the aggregate exceed the dollar limit permitted for the separation pay exemptions, the Corporation (acting through the Committee) shall determine which Awards or portions thereof will be subject to such exemptions.

(d)  Installment Payments. If, pursuant to an Award, a Participant is entitled to a series of installment payments, such Participant’s right to the series of installment payments shall be treated as a right to a series of separate payments and not to a single payment. For purposes of the preceding sentence, the term “series of installment payments” has the meaning provided in Treas. Reg. Section 1.409A-2(b)(2)(iii) (or any successor thereto).

15.4. UNFUNDED STATUS OF AWARDS. The Plan is intended to be an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Certificate shall give the Participant any rights that are greater than those of a general creditor of the Corporation or any Affiliate. In its sole discretion, the Committee may authorize the creation of grantor trusts or other arrangements to meet the obligations created under the Plan to deliver Shares or payments in lieu of Shares or with respect to Awards. This Plan is not intended to be subject to Employee Retirement Income Security Act of 1974, as amended.

15.5. RELATIONSHIP TO OTHER BENEFITS. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or benefit plan of the Corporation or any Affiliate unless provided otherwise in such other plan. Nothing contained in the Plan will prevent the Corporation from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required, and such arrangements may be either generally applicable or applicable only in specific cases.

15.6. EXPENSES. The expenses of administering the Plan shall be borne by the Corporation and its Affiliates.

15.7. TITLES AND HEADINGS. The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

15.8. GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

15.9. FRACTIONAL SHARES. No fractional Shares shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding up or down.

15.10. GOVERNMENT AND OTHER REGULATIONS.

(a) Notwithstanding any other provision of the Plan, no Participant who acquires Shares pursuant to the Plan may, during any period of time that such Participant is an affiliate of the Corporation (within the meaning of the rules and regulations of the Securities and Exchange Commission under the 1933 Act), sell such Shares, unless such offer and sale is made (i) pursuant to an effective registration statement under the 1933 Act, which is current and includes the Shares to be sold, or (ii) pursuant to an appropriate exemption from the registration requirement of the 1933 Act, such as that set forth in Rule 144 promulgated under the 1933 Act.

(b) Notwithstanding any other provision of the Plan, if at any time the Committee shall determine that the registration, listing or qualification of the Shares covered by an Award upon any exchange or under any federal, state or local law or practice, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the purchase or receipt of Shares thereunder, no Shares may be purchased, delivered or received pursuant to such Award unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any condition not acceptable to the Committee. Any Participant receiving or purchasing Shares pursuant to an Award shall make such representations and agreements and furnish such information as the Committee may request to assure compliance with the foregoing or any other applicable legal requirements. The Corporation shall not be required to issue or deliver any certificate or certificates for Shares under the Plan prior to the Committee’s determination that all related requirements have been fulfilled. The Corporation shall in no event be obligated to register any securities pursuant to the 1933 Act or applicable state law or to take any other action in order to cause the issuance and delivery of such certificates to comply with any such law, regulation or requirement.

15.11. GOVERNING LAW. To the extent not governed or superseded by federal law, the Plan and all Award Certificates shall be construed in accordance with and governed by the laws of the State of Connecticut.

15.12. SEVERABILITY. In the event that any provision of this Plan is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability will not be construed as rendering any other provisions contained herein as invalid or unenforceable, and all such other provisions will be given full force and effect to the same extent as though the invalid or unenforceable provision was not contained herein.

15.13. NO LIMITATIONS ON RIGHTS OF CORPORATION. The grant of any Award shall not in any way affect the right or power of the Corporation to make adjustments, reclassification or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets. The Plan shall not restrict the authority of the Corporation, for proper corporate purposes, to draft or assume awards, other than under the Plan, to or with respect to any person. If the Committee so directs, the Corporation may issue or transfer Shares to an Affiliate, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Affiliate will transfer such Shares to a Participant in accordance with the terms of an Award granted to such Participant and specified by the Committee pursuant to the provisions of the Plan.

SALISBURY BANCORP, INC.
C/O BROADRIDGE
P.O. BOX 1342
BRENTWOOD, NY 11717

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SALISBURY BANCORP, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

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Nominees:

01) Charles M. Andola
02) George E. Banta
03) Richard J. Cantele, Jr.
04) Nancy F. Humphreys

The Board of Directors recommends you vote FOR proposals 2, 3, and 4.

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REVOCABLE PROXY

SALISBURY BANCORP, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF SALISBURY BANCORP, INC.

The undersigned holder(s) of the Common Stock of Salisbury Bancorp, Inc. ("SAL") do nominate, constitute and appoint Arthur J. Bassin and John F. Perotti jointly and severally as proxies with full power of substitution, for us and in our name, place and stead to vote all the Common Stock of SAL, standing in our name on its books on March 20, 2017 at the Annual Meeting of its Shareholders to be held at Hotchkiss School (Griswold Science Building, located off Route 41), 11 Interlaken Road, Lakeville, Connecticut 06039 on Wednesday, May 17, 2017 at 4:00 p.m. Eastern Time or at any adjournment thereof with all power the undersigned would possess if personally present.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

SALISBURY BANCORP, INC.
C/O BROADRIDGE
P.O. BOX 1342
BRENTWOOD, NY 11717

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time, on May 10, 2017. Have your ESOP Vote Authorization Form in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, ESOP Vote Authorization Forms and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to direct the voting of your ESOP Vote Authorization Form using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time, on May 10, 2017. Have your ESOP Vote Authorization Form in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your ESOP Vote Authorization Form and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 to be received by 11:59 P.M. Eastern Time, on May 10, 2017.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E19591-Z69616

KEEP THIS PORTION FOR YOUR RECORDS

THIS ESOP VOTE AUTHORIZATION FORM IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

SALISBURY BANCORP, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Charles M. Andola
02) George E. Banta
03) Richard J. Cantele, Jr.
04) Nancy F. Humphreys

The Board of Directors recommends you vote FOR proposals 2, 3, and 4.

NOTE: To transact such other business as may properly come before the Annual Meeting, or any adjournment(s) thereof.

Please sign exactly as your name appears hereon.

Signature [PLEASE SIGN WITHIN BOX] Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

E19592-Z69616

ESOP VOTE AUTHORIZATION FORM
SALISBURY BANCORP, INC.
ANNUAL MEETING OF STOCKHOLDERS
May 17, 2017, 4:00 p.m., Eastern Time

The undersigned hereby directs the Trustee of the Salisbury Bank and Trust Company Employee Stock Ownership Plan (the "ESOP") to vote all shares of common stock of Salisbury Bancorp, Inc. (the "Company") allocated to the undersigned's account, for which the undersigned is entitled to direct the voting at the Annual Meeting of Stockholders to be held on May 17, 2017 at 4:00 p.m., Eastern Time, at The Hotchkiss School (Griswold Science Building located off Route 41), 11 Interlaken Road, Lakeville, Connecticut and at any adjournments or postponements thereof, as indicated on the reverse side of this form.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE LISTED PROPOSALS.

If this form is not returned in a timely manner, shares allocated to the participant's ESOP account will be voted in the same proportion as shares for which the Trustee has received timely voting instructions to vote on the proposals, subject to the determination that such a vote is for the exclusive benefit of plan participants and beneficiaries. Abstentions will be similarly treated, but solely with respect to the proposal for which an abstention is marked. If any other business is brought before the Annual Meeting, this form will be voted by the Trustee in a manner intended to represent the best interest of participants and beneficiaries of the ESOP. At the present time, the Company knows of no other business to be brought before the Annual Meeting.

IF NO INSTRUCTION IS SPECIFIED AND THIS FORM IS RETURNED SIGNED, THIS VOTE AUTHORIZATION FORM WILL BE CONSIDERED A VOTE FOR EACH OF THE LISTED PROPOSALS.

PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS ESOP VOTE AUTHORIZATION FORM IN THE ENCLOSED POSTAGE-PAID ENVELOPE. ALTERNATIVELY, PLEASE PROVIDE YOUR VOTING INSTRUCTIONS VIA THE INTERNET OR BY TELEPHONE, FOLLOWING THE INSTRUCTIONS IN YOUR ESOP VOTE AUTHORIZATION FORM.

Continued and to be signed on reverse side